$140,000,000



CREDIT AGREEMENT


dated as of September 23, 1990

(as amended and restated as of February 7, 1997)


among


ESCO Electronics Corporation


Defense Holding Corp.,


The Banks Listed Herein


and


Morgan Guaranty Trust Company of New York, as Agent








THIS CREDIT AGREEMENT CONTEMPLATES FUTURE ADVANCES
AND IS SECURED BY, AMONG OTHER THINGS, A MISSOURI
DEED OF TRUST DATED AS OF SEPTEMBER 24, 1990


	[CS&M Ref. No. 1385-252]

	TABLE OF CONTENTS */



	Page

	ARTICLE I
	DEFINITIONS

SECTION 1.01
Definitions
	3
		   1.02
Accounting Terms and Determinations


	35
		   1.03
Types of Borrowings and Classes of
Letters of Credit

	36


	ARTICLE II
	THE CREDITS

SECTION 2.01
Commitments to Lend
	37
		   2.02
Method of Borrowing
	37
		   2.03
Notes
	39
		   2.04
Interest Rate Elections
	40
		   2.05
Interest Rates
	43
		   2.06
Fees
	47
		   2.07
Termination or Reduction of
Commitments

	47
		   2.08
Mandatory Repayments and
Prepayments

	48
		   2.09
Optional Prepayments
	49
		   2.10
General Provisions as to Payments
	49
		   2.11
Funding Losses
	50
		   2.12
Computation of Interest and Fees
	51
		   2.13
Withholding Tax Exemption
	51
		   2.14
Letters of Credit
	52
		   2.15
Taxes
	61
		   2.16
Extension of Working Capital
Availability Period

	63


	ARTICLE III
	CONDITIONS

SECTION 3.01
Effectiveness
	64
		   3.02
Each Credit Event
	69
		   3.03
Amendment and Restatement
	69


	ARTICLE IV
	REPRESENTATIONS AND WARRANTIES

SECTION 4.01
Corporate Existence and Power
	72
		   4.02
Corporate and Governmental
Authorization; No Contravention

	72
		   4.03
Binding Effect
	73
		   4.04
Financial Information
	73
		   4.05
Litigation
	74
		   4.06
Compliance with ERISA
	74
		   4.07
Taxes
	74
		   4.08
Subsidiaries
	74
		   4.09
Not an Investment Company
	75
		   4.10
Compliance with Laws
	75
		   4.11
Agreements
	75
		   4.12
Federal Reserve Regulations
	75
		   4.13
Disclosure
	75
		   4.14
Solvency
	76
		   4.15
Governmental Approvals
	76
		   4.16
Security Interests
	76
		   4.17
Employment and Management
Agreements

	77
		   4.18
Capitalization
	77
		   4.19
Environmental Matters
	78


	ARTICLE V
	COVENANTS

SECTION 5.01
Information
	78
		   5.02
Payment of Obligations
	82
		   5.03
Maintenance of Property; Insurance
	82
		   5.04
Conduct of Business and Maintenance
of Existence

	83
		   5.05
Compliance with Laws
	83
		   5.06
Inspection of Property, Books and
Records

	84
		   5.07
Fiscal Year
	84
		   5.08
Further Assurances
	84
		   5.09
Subsidiaries; Partnerships
	86
		   5.10
Amendment of Certain Documents
	87
		   5.11
Debt; Preferred Stock; Letters of
Credit

	87
		   5.12
Restricted Payments
	89
		   5.13
Mergers, Consolidations,
Acquisitions and Sales of Assets

	89
		   5.14
Transactions with Affiliates
	91
		   5.15
Sale and Lease-Back Transactions
	91
		   5.16
Investments
	91
		   5.17
Negative Pledge
	96
		   5.18
Use of Proceeds and Letters of
Credit

	98
		   5.19
Grants of Negative Pledges or
Dividend Restrictions

	98
		   5.20
Certain Contract Payments
	98
		   5.21
Coverage Ratio
	99
		   5.22
Minimum Consolidated Adjusted
Tangible Net Worth

	99
		   5.23
Leverage Ratio
	100


	ARTICLE VI
	DEFAULTS

SECTION 6.01
Events of Default
	100
		   6.02
Notice of Default
	103


	ARTICLE VII
	THE AGENT, SECURITY AGENT AND ISSUING BANKS

SECTION 7.01
Appointment and Authorization
	103
		   7.02
Agent and Affiliates
	103
		   7.03
Action by Agent
	104
		   7.04
Consultation with Experts
	104
		   7.05
Liability of Agent
	104
		   7.06
Indemnification
	104
		   7.07
Credit Decision
	105
		   7.08
Successor Agent
	105
		   7.09
Agents Fees
	105
		   7.10
Sub-Agents
	106


	ARTICLE VIII
	CHANGE IN CIRCUMSTANCES

SECTION 8.01
Basis for Determining Interest Rate
Inadequate or Unfair

	106
		   8.02
Illegality
	106
		   8.03
Increased Cost and Reduced Return
	107
		   8.04
Base Rate Loans Substituted for
Affected Fixed Rate Loans

	110
		   8.05
HLT Classification
	110


	ARTICLE IX
	MISCELLANEOUS

SECTION 9.01
Notices
	111
		   9.02
No Waivers
	112
		   9.03
Expenses; Documentary Taxes;
Indemnification

	112
		   9.04
Sharing of Set-Offs
	113
		   9.05
Amendments and Waivers
	114
		   9.06
Successors and Assigns
	114
		   9.07
Collateral
	116
		   9.08
Waiver of Trial by Jury
	117
		   9.09
New York Law
	117
		   9.10
Counterparts; Integration
	117
		   9.11
Confidentiality
	117
		   9.12
Conflicts
	117
		   9.13
Rates and Fees Unaffected Prior to
Amendment and Restatement
Effective Date


	118
		   9.14
Survival of Agreement
	118
		   9.15
Severability
	118
		   9.16
Currencies
		118


Exhibit A-1 - Working Capital Note
Exhibit A-2 - Term Note
Exhibit B - Form of Borrowing Base Certificate
Exhibit C - Guarantee Agreement
Exhibit D - Pledge Agreement
Exhibit E - Security Agreement
Exhibit F - Subordination Agreement
Exhibit G - Form of Opinion of Borrower's Counsel
Exhibit H - Form of Perfection Certificate
Exhibit I - Form of 1992 Perfection Certificate
Exhibit J - Form of TFS Notes


Schedule 1 - Commitments
Schedule 1.01A - Existing Letters of Credit
Schedule 1.01B - Scheduled Properties
Schedule 3.01(j) - Mortgaged Properties
Schedule 4.05 - Litigation
Schedule 4.17 - Employment and Management
Agreements
Schedule 5.11 - Outstanding Debt




THIS CREDIT AGREEMENT CONTEMPLATES FUTURE ADVANCES
AND IS SECURED BY, AMONG OTHER THINGS, A MISSOURI
DEED OF TRUST DATED AS OF SEPTEMBER 24, 1990.


	CREDIT AGREEMENT

					AGREEMENT dated as of
September 23, 1990 (as amended
and restated as of February 7,
1997), among ESCO ELECTRONICS
CORPORATION, DEFENSE HOLDING
CORP., the BANKS listed on the
signature pages hereof, and
MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Agent.


		ESCO and the Borrower (such terms, and
all other capitalized terms in this preliminary statement, being used as hereinafter defined) entered into the Distribution Agreement consistent with which (a) Emerson has transferred to ESCO all the outstanding capital stock of the Borrower and has transferred to the Borrower all the outstanding capital stock of the Specified Subsidiaries, as well as certain additional assets, (b) the Borrower paid a dividend to ESCO, which in turn paid a dividend to Emerson, on the Effective Date in the aggregate amount of $20,000,000 and (c) Emerson transferred all the common stock of ESCO to a trust and distributed common stock trust receipts representing such common stock to the holders of Emerson's common stock. In connection therewith, the Borrower requested that the Banks, subject to the terms and conditions of the Original Credit
Agreement, extend credit to the Borrower, in the aggregate principal amount of up to $95,000,000, in the form of (i) Term Loans in an aggregate principal amount of $20,000,000, (ii) Working
Capital Loans in an aggregate principal amount at any time outstanding not in excess of $75,000,000
(subject to certain limitations) to finance the working capital requirements of the Borrower and its Subsidiaries, and (iii) letters of credit and/or letters of guaranty in an aggregate amount at any time outstanding not in excess of $50,000,000 (subject to certain limitations) to be issued only for general corporate purposes in the ordinary course of business of the Borrower and its Subsidiaries. The proceeds of the Terms Loans were used by the Borrower to finance payment of the dividend referred to above. Subsequent thereto, the Borrower and the Banks amended and restated the Original Credit Agreement, as of June 12, 1992, and, in connection therewith, the Borrower prepaid the Terms Loans then outstanding and the Banks agreed to extend credit to the Borrower, in the aggregate principal amount of up to $100,000,000, in the form of (i) Working Capital Loans to be made by the Banks from time to time in an aggregate principal amount at any time outstanding not in excess of $75,000,000 (subject to certain limitations), (ii) letters of credit and/or letters of guaranty to be issued by the Issuing Bank from time to time in an aggregate amount at any time outstanding not in excess of $65,000,000 (subject to certain limitations), and (iii) additional letters of credit to be issued by the Issuing Bank from time to time in an aggregate amount at any time outstanding not in excess of $25,000,000
(subject to certain limitations). Subsequent thereto, the Borrower and the Banks amended and restated the Original Credit Agreement, as previously amended and restated, as of May 27, 1994, and in connection therewith, the Borrower prepaid the Loans then outstanding and the Banks agreed to extend credit to the Borrower, in the aggregate principal amount of up to $100,000,000, in the form of (i) Term Loans to be made by the Banks in an aggregate principal amount of $20,000,000, (ii) Working Capital Loans to be made by the Banks from time to time in an aggregate principal amount at any time outstanding not in excess of $80,000,000 (subject to certain limitations), and (iii) letters of credit and/or letters of guaranty to be issued by the Issuing
Banks from time to time in an aggregate amount at any time outstanding not in excess of $65,000,000
(subject to certain limitations). Subsequent thereto, the Borrower and the Banks amended and restated the Original Credit Agreement, as previously amended and restated, as of September 29, 1995. ESCO and the Borrower have requested that the Original Credit Agreement, as previously amended and restated, be amended and restated in the form hereof in order to provide for certain changes hereto, including to increase the amount of Term Loans to an aggregate principal amount of $60,000,000 and to reduce the aggregate amount of letters of credit and/or letters of guaranty to be issued by the Issuing Banks from time to time to an aggregate amount at any time outstanding not in excess of $40,000,000 (subject to certain limitations). The proceeds of the Loans shall be used by the Borrower to finance the working capital requirements of the Borrower and its Subsidiaries and permitted acquisitions, and Letters of Credit shall be issued only for general corporate purposes in the ordinary course of business of the Borrower and its Subsidiaries and, subject to certain limitations specified herein, for the purpose of providing credit support for certain obligations of ESCO to Emerson.

		Accordingly, the parties hereto agree as follows:


	ARTICLE I

	DEFINITIONS

		SECTION 1.01.  Definitions.  The
following terms, as used herein, have the following meanings:

		"Account Debtor" means any Person who is or who may become obligated to the Borrower or one of the Subsidiaries under, with respect to, or on account of, an Account.

		"Accounts" means any and all rights of
the Borrower and the Subsidiaries (other than Restricted Subsidiaries) to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates.

		"Adjusted CD Rate" has the meaning set
forth in Section 2.05(b).

		"Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

		"Administrative Questionnaire" means,
with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

		"Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with the Borrower or ESCO. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, any Person that directly or indirectly owns 10% or more of the regularly voting common equity securities of ESCO shall be deemed to be an Affiliate of the Borrower and ESCO, and, for purposes of Section 5.14, Emerson shall be deemed to be an Affiliate of the Borrower and ESCO.

		"Agent" means Morgan Guaranty Trust
Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

		"Alternative Currency Equivalent" shall mean, with respect to an amount of Dollars on any date in relation to any specified Alternative
Letter of Credit Currency, the amount of such specified Alternative Letter of Credit Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

		"Alternative Letter of Credit Currency"
means any Permitted Letter of Credit Currency other than Dollars.

		"Amendment and Restatement Effective
Date" has the meaning set forth in Section 3.03.

		"Applicable Lending Office" means, with
respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

		"Applicable Percentage" of any Bank means the percentage of the aggregate Commitments represented by such Bank's Commitment.

		"Assessment Rate" has the meaning set
forth in Section 2.05(b).

		"Assignee" has the meaning set forth in
Section 9.06(c).

		"Assignment of Claims Act" means the
Assignment of Claims Act of 1940, as amended, 31
U.S.C. Section 3727 and 41 U.S.C. Section 15.

		"Back-up LOC" means any letter of credit issued by a Bank to the Issuing Bank in accordance with Section 2.14(d).

		"Bank" means each bank or lender listed
on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

		"Base Rate" means, for any day, a rate
per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds
Rate for such day.

		"Base Rate Loan" means at any time a loan outstanding hereunder which bears interest at such time at a rate based on the Base Rate pursuant to a Notice of Borrowing or Notice of Interest Rate
Election or pursuant to Article VIII.

		"Base Rate Margin" has the meaning set
forth in Section 2.05(a).

		"Billed Receivable" means, as at any date of determination thereof, any Receivable or portion thereof for which an invoice has been issued to the Account Debtor.

		"Borrower" means Defense Holding Corp.,
formerly Emerson Defense Holding Corp., a Delaware corporation, and its successors.

		"Borrowing" has the meaning set forth in
Section 1.03.

		"Borrowing Base" means, at any date of
determination thereof, the sum of:

		(i) an amount equal to the sum of (a) 90% of the aggregate amount at such date of all Eligible Billed Government Receivables, plus
(b) 85% of the aggregate amount at such date of all Eligible Billed Commercial Receivables, plus (c) 70% of the aggregate amount at such date of all Eligible Foreign Receivables, plus
(d) 60% of the aggregate amount at such date of all Eligible Unbilled Receivables; plus

		(ii) an amount equal to 35% of the
aggregate amount at such date of Eligible Net
Inventories; plus

		(iii) an amount equal to the amount of
cash collateral held by the Security Agent at such date in accordance with Section 2.14(j);

provided, however, that not more than 40% of the Borrowing Base at any time shall consist of the amount specified in clause (ii) above. The portion of the Borrowing Base at any time represented by the sum of the amounts referred to in clauses (i) and (ii) above shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Agent, absent any error in such Borrowing Base Certificate.

		"Borrowing Base Certificate" means a
certificate in the form of Exhibit B hereto, duly completed and executed by the chief financial officer, chief accounting officer or treasurer of ESCO.

		"Business Acquisition" means any
acquisition by the Borrower or any Subsidiary of another business enterprise, whether consummated through the acquisition of capital stock or other ownership interests in another entity or through the acquisition of assets, and regardless of whether (i) such business is similar or dissimilar to any business conducted by the Borrower and its Subsidiaries or (ii) such acquisition is permitted by the terms hereof or is permitted pursuant to any waiver granted hereunder.

		"Capital Expenditures" means, with
respect to any fiscal period of any Person, the additions to property, plant and equipment and other capital expenditures of such Person for such fiscal period, as the same are (or would be) set forth, in accordance with generally accepted accounting principles, in the statement of cash flow of such Person for such fiscal period.

		"Cash Available For Cash Charges" means, for any period, the excess of (a) the sum (without duplication) of (i) Consolidated Net Income for such period (excluding any extraordinary item of gain or loss), plus (ii) depreciation, amortization and other non-cash items deducted in determining such Consolidated Net Income, plus (iii) interest expense and lease expense deducted in determining such Consolidated Net Income, plus (iv) the
Guarantee Fees paid during such period, plus
(v) any loss deducted in determining such Consolidated Net Income resulting from any Specified Event, plus (vi) any decrease in Net
Working Investment during such period, over (b) the sum (without duplication) of (i) any non-cash gains included in determining such Consolidated Net
Income, plus (ii) any gains included in determining such Consolidated Net Income resulting from any Specified Event, plus (iii) the aggregate amount of refunds and payments made and Letters of Credit issued during such period for the purposes described in Section 5.20, to the extent not deducted in determining such Consolidated Net
Income, plus (iv) any increase in Net Working
Investment during such period.

		"Cash Charges" means, for any period, the sum (without duplication) of (i) interest expense and lease expense deducted in determining
Consolidated Net Income for such period, plus
(ii) the Guarantee Fees paid during such period, plus (iii) Capital Expenditures of ESCO and its Consolidated Subsidiaries for such period, plus
(iv) Restricted Payments made during such period as permitted by clauses (ii) and (iii) of
Section 5.12, plus (v) any mandatory repayments of principal of Debt of ESCO and its Consolidated
Subsidiaries during such period, except repayments of Loans and Letter of Credit Disbursements (it being understood that payments under any Rate
Protection Agreement permitted by clause (iv) of
Section 5.11(a) shall not be considered repayments of principal of Debt for purposes of this clause (v)).

		"CD Base Rate" has the meaning set forth in Section 2.05(b).

		"CD Loan" means at any time a loan
outstanding hereunder which bears interest at such time at a rate based on the Adjusted CD Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election or pursuant to Article VIII.

		"CD Margin" has the meaning set forth in
Section 2.05(b).

		"CD Reference Banks" means The Bank of
New York, Morgan Guaranty Trust Company of New York and The Boatmen's National Bank of St. Louis.

		A "Change of Control" shall be deemed to have occurred if (i) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the Effective
Date) other than Emerson shall become the beneficial owner (within the meaning of Rule 13d-3 of such Commission as in effect on the Effective
Date) of voting securities (including any options, rights or warrants to purchase, and any securities convertible into or exchangeable for, voting securities) of ESCO representing 20% or more of the voting power represented by all outstanding securities of ESCO; (ii) a majority of the seats
(other than vacant seats) on the board of directors of ESCO shall at any time have been occupied by persons who were neither (a) nominated by Emerson or the management of ESCO, nor (b) appointed by directors so nominated; (iii) any person or group other than Emerson shall otherwise directly or indirectly control ESCO; or (iv) the Borrower shall cease to be a Wholly Owned Consolidated Subsidiary of ESCO, directly controlled by ESCO.

		"Class" has the meaning set forth in
Section 1.03.

		"Commitment" means, with respect to each Bank, its Term Commitment or Working Capital
Commitment or both, as the context may require.

		"Commitment Fee Rate" has the meaning set forth in Section 2.06(b).

		"Comtrak" means Comtrak International
Services, Inc., a Missouri corporation, and its successors.

		"Consolidated Adjusted Debt" means, at
any date, (a) the Debt of ESCO and its Consolidated
Subsidiaries at such date, as the same would be reflected on a consolidated balance sheet prepared as of such date in accordance with generally accepted accounting principles, plus (without duplication) the Letter of Credit Exposure at such date plus the aggregate undrawn amount at such date of all letters of credit (other than the Existing
LOCs) issued for the account of ESCO or any of its Consolidated Subsidiaries (to the extent not collateralized by Letters of Credit) less (b) the excess of (i) cash and cash equivalents of ESCO and its Consolidated Subsidiaries at such date, as the same would be reflected on such balance sheet, over
(ii) the aggregate principal amount of outstanding
Working Capital Loans at such date; provided, however, that for purposes of calculating the excess in clause (b), no credit will be given with respect to the cash and cash equivalents set forth in sub-clause (i) thereof in excess of $2,000,000, unless such cash and cash equivalents are maintained with a Bank.

		"Consolidated Adjusted EBIT" means, with respect to ESCO and its Consolidated Subsidiaries for any period, the sum (without duplication) of
(a) Consolidated Adjusted Net Income for such period (excluding any non-cash extraordinary item of gain or loss), (b) interest expense deducted in determining Consolidated Adjusted Net Income for such period, (c) all fees payable in connection with the issuance of letters of credit and letters of guarantee deducted in determining Consolidated
Adjusted Net Income for such period, (d) Federal, state and local income taxes deducted in determining Consolidated Adjusted Net Income for such period, (e) depreciation and amortization in respect of consolidated Intangible Assets that were reflected on the balance sheet of ESCO dated
December 31, 1991, made available to the Banks pursuant to Section 5.01, to the extent such depreciation and amortization were deducted in determining such Consolidated Adjusted Net Income and (f) the Emerson Guarantee Charge, Inventory
Charge and Relocation Expenses, to the extent deducted in determining such Consolidated Adjusted
Net Income.

		"Consolidated Adjusted Interest Expense" means with respect to ESCO and its Consolidated
Subsidiaries for any period, the sum (without duplication) of (i) interest expense deducted in determining Consolidated Adjusted Net Income for such period and (ii) the amortization of all fees payable in connection with the issuance of letters of credit and letters of guarantee deducted in determining Consolidated Adjusted Net Income for such period.

		"Consolidated Adjusted Net Income" means, for any period, the Consolidated Net Income for such period (excluding charges, not in excess of $25,000,000, related to the adoption of Statement of Financial Accounting Standards ("SFAS") 106
(Employers' Accounting for Post-retirement Benefits
Other Than Pensions) which are noncash in nature).

		"Consolidated Adjusted Operating Cash
Flow" means, for any period, the sum of the Consolidated Net Income for such period (A) plus depreciation, amortization and other similar non-cash charges, to the extent deducted in determining such Consolidated Net Income and
(B) plus the amount by which the deferred taxes increased (or minus the amount by which the deferred taxes decreased) from the respective amounts as of the end of the previous fiscal period.

		"Consolidated Adjusted Tangible Net
Worth" means at any date the stockholders' equity of ESCO less its consolidated Intangible Assets, all determined as of such date; provided that solely for the purpose of computations in connection with Section 5.23, such stockholders' equity shall be adjusted to exclude the after-tax impact on such stockholders' equity of the Emerson
Guarantee Charge, Inventory Charge and Relocation
Expenses, to the extent that such Emerson Guarantee
Charge, Inventory Charge and Relocation Expenses were deducted in any determination of Consolidated
Net Income for any period ending on or prior to such date.

		"Consolidated Net Income" means, for any period, the consolidated net income (or loss) of ESCO and its Consolidated Subsidiaries for such period.

		"Consolidated Subsidiary" means at any
date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower or ESCO, as applicable, in its consolidated financial statements if such statements were prepared as of such date.

		"DCS" means Distribution Control Systems
Inc., formerly TWACS Corp., a Missouri corporation, and its successors.

		"Debt" of any Person means at any date,
without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,
(iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person under any Rate Protection
Agreements, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

		"Default" means any condition or event
which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

		"Deposit Agreement" means the Deposit and Trust Agreement dated as of September 24, 1990, among ESCO, Emerson, Boatmen's Trust Company, as depositary and trustee, and the holders of Common
Stock Trust Receipts issued thereunder, as amended and supplemented from time to time.

		"Designated Letter of Credit" means a
certain letter of credit issued by Barclays Bank, PLC New York for the account of the Borrower in the initial amount of $33,000 and not at any time exceeding $36,000 and issued in favor of Standard
Chartered Bank, Jalan Ampang Branch, Kuala Lumpur,
Malaysia, which letter of credit is issued as an inducement for Standard Chartered Bank to issue a bank guarantee in Malaysian Ringgits (MYR 83,400) in favor of the Government of Malaysia, which guarantee serves as a performance guarantee against a certain contract between E&S and the Government of Malaysia.

		"Designated Payment Office" means, with
respect to any Alternative Letter of Credit
Currency, the office designated by the Agent, by notice to the Borrower and the Banks, for payments to be made in such currency.

		"Distribution Agreement" means the
Distribution Agreement dated as of September 24,
1990, among Emerson, ESCO, the Borrower and the other entities listed on the signature pages thereof, as amended and supplemented from time to time.

		"Dollar Equivalent" shall mean, with
respect to an amount of any Alternative Letter of Credit Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Letter of Credit Currency at the Spot
Exchange Rate with respect to such Alternative
Letter of Credit Currency on such date.

		"Dollar Reimbursement Amount" means, in
respect of any Letter of Credit Disbursement in an Alternative Letter of Credit Currency, the Dollar
Equivalent of the amount of such Letter of Credit
Disbursement based upon the Spot Exchange Rate on the date of the issuance of the applicable Letter of Credit plus any reasonable costs or expenses the applicable Issuing Bank incurs in purchasing such Alternative Letter of Credit Currency in order to pay such Letter of Credit Disbursement as reasonably determined by such Issuing Bank minus the amount realized, if any, by such Issuing Bank pursuant to the Rate Protection Agreement entered into by the Borrower in connection with such Letter of Credit.

		"Dollars", "dollars" or "$" means lawful money of the United States of America.

		"Domestic Business Day" means any day
except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

		"Domestic Lending Office" means, as to
each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

		"Domestic Loans" means CD Loans or Base
Rate Loans or both.

		"Domestic Reserve Percentage" has the
meaning set forth in Section 2.05(b).

		"Effective Date" means the date the
Original Credit Agreement became effective in accordance with Section 3.01.

		"Eligible Account Debtor" means, as at
any date of determination thereof, the Government and any other Account Debtor in respect of Receivables other than:

		(a) any Account Debtor as to which on
such date Billed Receivables representing more than 20% of the aggregate amount of all Receivables of such Account Debtor have remained unpaid for more than 60 days
(measured from the original due date specified at the time of the original issuance of the invoice therefor);

		(b) any Account Debtor that is not
current on obligations (other than trade accounts payable) to the Borrower and its Subsidiaries;

		(c) any Account Debtor in respect of
which a credit loss has been recognized or reserved by the Borrower or any of its Subsidiaries;

		(d) any Account Debtor in respect of
which terms of payment for any Billed
Receivable have been extended or rewritten in a manner more favorable to such Account Debtor after the time of the original issuance of the invoice therefor;

		(e) any Account Debtor that the Security
Agent, at the request of the Required Banks, shall have notified the Borrower does not have a satisfactory credit standing (any such notice being effective immediately for purposes of determining the Borrowing Base for additional Borrowings or the issuance of additional Letters of Credit and effective at the time of delivery of the next Borrowing
Base Certificate for purposes of
Section 2.08(c)); and

		(f) any Account Debtor that is the
subject of a case or proceeding, or has taken an action, of the type described in clause (h) or (i) of Section 6.01.

		"Eligible Billed Commercial Receivable"
means, as at any date of determination thereof, any Eligible Receivable that is a Billed Receivable for which the Account Debtor is not the Government or a Foreign Account Debtor.

		"Eligible Billed Government Receivable"
means, as at any date of determination thereof, any Eligible Government Receivable that is a Billed
Receivable.

		"Eligible Foreign Receivable" means, as
at any date of determination thereof, any Eligible
Receivable that is a Billed Receivable and for which the Account Debtor is a Foreign Account
Debtor; provided that such Receivable is invoiced to and paid from a business office of such Foreign
Account Debtor located within the United States of America.

		"Eligible Government Receivable" means,
as at any date of determination thereof, any Eligible Receivable for which the Account Debtor is the Government; provided that, on and after December 31, 1990, such Receivable shall not constitute an Eligible Government Receivable unless
(a) the contract under which such Receivable arose includes a provision, substantially to the effect of Federal Acquisition Regulation 52.232-23, permitting assignment of amounts due under such contract in accordance with the Assignment of Claims Act, (b) Receivables due or to become due under such contract have been assigned to the Security Agent and the Security Agent has received appropriate documentation in order to enable the Security Agent to comply with the Assignment of Claims Act, as contemplated by the form of Borrowing Base Certificate, and (c) such contract has not been designated by notice (any such notice being effective immediately for purposes of determining the Borrowing Base for additional
Borrowings and the issuance of additional Letters of Credit and effective at the time of delivery of the next Borrowing Base Certificate for purposes of
Section 2.08(c)) to the Borrower from the Security
Agent at the request of the Required Banks (which designation by the Required Banks shall be made in good faith) as an unacceptable Government contract for purposes of this Agreement (it being understood that the failure to obtain an acknowledgement from the Government of notice of assignment under the Assignment of Claims Act after reasonable efforts shall constitute adequate grounds for such designation).

		"Eligible Net Inventories" means, at any date of determination thereof, the value
(determined at cost on a basis consistent with that used in the preparation of the financial statements referred to in Section 4.04(a) of the Original
Credit Agreement) at such date of all Inventories owned by the Borrower or any of its Subsidiaries, and in the possession of the Borrower or any of its Subsidiaries and located in any jurisdiction in the United States of America as to which appropriate
Uniform Commercial Code financing statements have been filed naming the Borrower or such Subsidiary
(as applicable) as "debtor" and the Security Agent as "secured party" (excluding, however, (i) any such Inventory which has been shipped to a customer, even if on a consignment or "sale or return" basis; (ii) any Inventory subject to a Lien
(other than Liens permitted under the Loan
Documents); (iii) any supply, scrap, obsolete or slow moving Inventory; and (iv) any Inventory
(other than Inventory acquired or manufactured by the Borrower or any Subsidiary within six months prior to such date and specifically reserved for sale to customers that require delivery of such Inventory promptly after placing any order therefor) that is not associated with or committed to a valid contract or purchase order for which, in the case of a contract with or purchase order from the Government, there is an authorized procurement), all net of (x) any amounts payable by the Borrower or such Subsidiary in respect of commissions, processing fees or other charges,
(y) any advance payments and unliquidated progress billings in respect of such Inventory and
(z) without duplication, any amount of such Inventory that constitutes an Unbilled Receivable at such time. Notwithstanding the foregoing, the Security Agent may at the request of the Required
Banks by notice to the Borrower at any time exclude from Eligible Net Inventory any type of Inventory which the Required Banks in the good faith exercise of their discretion determine to be unmarketable.

		"Eligible Receivables" means, at any date of determination thereof, the aggregate of all Receivables at such date due to the Borrower or one of its Subsidiaries other than the following
(determined without duplication):

		(a) any Receivable due from an Account
Debtor that is not an Eligible Account Debtor;

		(b) any Receivable that does not comply
with all applicable legal requirements,
including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority;

		(c) any Receivable in respect of which
there is any unresolved dispute with the Account Debtor (including any claim or threatened claim for offset or counterclaim by the Account Debtor in respect of such Receivable), but only to the extent of such dispute;

		(d) any Receivable that is not
denominated and payable in U.S. dollars;

		(e) any Billed Receivable payable more
than 120 days after the date of the issuance of the original invoice therefor;

		(f) any Billed Receivable that remains
unpaid for more than 120 days after the date of the issuance of the original invoice therefor;

		(g) any Billed Receivable that remains
unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor;

		(h) Receivables of any Account Debtor
(other than the Government, McDonnell Douglas
Corporation, Delco Electronics Corporation and
International Business Machines Corporation) to the extent the aggregate amount of all Receivables of such Account Debtor at such date exceeds 5% of the aggregate amount of all Receivables at such date;

		(i) any Receivable due from an Account
Debtor that is ESCO, the Borrower, a
Subsidiary or an Affiliate, unless (i) the Required Banks consent to the inclusion of Receivables of such Person as Eligible
Receivables and (ii) such Receivables arose from a sale in the ordinary course of business on terms as advantageous to such Person as could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate;

		(j) any Receivable that is not subject to a valid, perfected security interest created under a Security Document, prior to any other
Liens (except Liens permitted under the Loan
Documents);

		(k) any Receivable evidenced by an
"instrument" (as defined in the Uniform
Commercial Code) not in the possession of the Security Agent; and

		(l) any Receivable due from a Foreign
Account Debtor, unless such Receivable is invoiced to and paid from (or, in the case of an Unbilled Receivable, is to be invoiced to and paid from) a business office of such Foreign Person located within the United
States of America.

		"Eligible Unbilled Receivable" means, as at any date of determination thereof, any Unbilled
Receivable that is an Eligible Government
Receivable or is an Eligible Receivable for which the Account Debtor is not the Government.

		"EMCO" means Electro-Mechanics Company,
Inc., a Texas corporation.

		"EMCO Acquisition" means the acquisition of EMCO and Hart pursuant to (a) the acquisition by the Borrower of all the outstanding capital stock of EMCO and/or Hart and/or (b) a merger of a wholly-owned subsidiary of the Borrower into EMCO and/or Hart, in any event followed by the liquidation of EMCO into Hart or the merger of EMCO into Hart, with such actions resulting in Hart being the sole surviving corporation and a direct wholly-owned subsidiary of the Borrower, which shall change its corporate name to Electro-
Mechanics Company, Inc. and use the trade name
"EMCO".

		"EMC Test Systems" means a limited
partnership organized under the laws of the State of Texas of which Rantec Commercial is sole general partner and Rantec Holdings is sole limited partner organized for the purpose of the EMC Test Systems
Reorganization.

		"EMC Test Systems Reorganization" means
the series of substantially contemporaneous transactions pursuant to which (a) the Borrower forms Rantec Holding and transfers all of the issued and outstanding shares of the capital stock of each of Rantec and EMCO to Rantec Holding in exchange for all of the issued and outstanding capital stock of Rantec Holding, (b) Rantec forms
Rantec Commercial and transfers certain assets and operations to it in exchange for all of its issued and outstanding capital stock, (c) Rantec
Commercial, as sole general partner (with a 1% partnership interest), and EMCO, as sole limited partner (with a 99% partnership interest), form EMC
Tests Systems and contribute all of their respective assets to EMC Test Systems, (d) EMCO liquidates into Rantec Holding, and (e) the Borrower (i) causes each of Rantec Holding, Rantec
Commercial and EMC Test Systems to (A) become a party to the Guarantee Agreement and the Security
Agreement and, if applicable, the Pledge Agreement and (B) perfect all resulting security interests, and (ii) pledges (or causes to be pledged) all the issued and outstanding capital stock of Rantec
Holding and Rantec Commercial and all the existing limited and general partnership interests in EMC
Test Systems to secure the Obligations, pursuant to documentation satisfactory to the Agent.

		"Emerson" means Emerson Electric Co., a
Missouri corporation, and its successors.

		"Emerson Debt" means any and all Debt of ESCO, the Borrower or any Specified Subsidiary owing to Emerson or any of its subsidiaries, including any such Debt reflected in the account referred to as "long-term debt, Emerson" in the financial statements referred to in Section 4.04;
provided, that the "Emerson Debt" shall not include the Emerson Fee Debt.

		"Emerson Fee Debt" means Debt of the
Borrower to Emerson in an aggregate principal amount equal to the fees paid on the Effective Date pursuant to clause (v) of Section 3.01, which Debt shall be due and payable on or prior to October 1, 1990 and may bear interest at a rate not exceeding
9.5% per annum.

		"Emerson Guarantee Charge" means the
noncash charge associated with the write-off of unamortized Guarantee Fees of approximately
$10,600,000 as of September 30, 1995.

		"Emerson Lease" means the Lease Agreement dated as of September 24, 1990, between E&S, as tenant, and Emerson, as landlord, as amended and supplemented from time to time.

		"ERISA" means the Employee Retirement
Income Security Act of 1974, as amended.

		"ERISA Group" means all members of a
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

		"E&S" means Electronics & Space Corp., a
Missouri corporation, and its successors.

		"ESCO" means ESCO Electronics
Corporation, a Missouri corporation, and its successors.

		"Euro-Dollar Business Day" means any
Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

		"Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative
Questionnaire (or identified in its Administrative
Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar
Lending Office by notice to the Borrower and the Agent.

		"Euro-Dollar Loan" means at any time a
loan outstanding hereunder which bears interest at such time at a rate based on the Adjusted London
Interbank Offered Rate pursuant to a Notice of Borrowing or Notice of Interest Rate Election.

		"Euro-Dollar Margin" has the meaning set forth in Section 2.05(c).

		"Euro-Dollar Reference Banks" means the
principal London offices of The Bank of New York,
Morgan Guaranty Trust Company of New York and The
Boatmen's National Bank of St. Louis.

		"Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

		"Event of Default" has the meaning set
forth in Section 6.01.

		"Excluded Items" means (i) an after-tax, non-recurring charge attributable to cost growth in System & Electronics, Inc.'s 60K Loader contract, not to exceed $18,800,000, (ii) an after-tax, non-recurring, non-cash charge attributable to the write-off of certain of the Borrower's and its Subsidiaries' inventory, not to exceed $14,300,000,
(iii) an after-tax, non-recurring charge attributable to the reduction of the anticipated claim receivable of System and Electronics, Inc.
against the United States government under the M1000 program, not to exceed $8,500,000, and (iv) the after-tax, non-recurring gain attributable to the Hazeltine Transaction; provided that Excluded
Items shall not include any charge taken after September 30, 1996.

		"Existing LOCs" means letters of credit
issued prior to the Amendment and Restatement
Effective Date for the account of one or more of ESCO and its Consolidated Subsidiaries in the ordinary course of their business, not exceeding
$10,000,000.00 in aggregate undrawn amount, identified on Schedule 1.01A.

		"Exposed Government Contracts" means
contracts, subcontracts and agreements which, if terminated, could result in a liability of ESCO, the Borrower or a Subsidiary for a refund of progress payments received, directly or indirectly, from any federal governmental agency, authority, instrumentality, department, administrative agency, regulatory body or other governmental entity.

		"FBV" means Filtertek B.V., a Netherlands
B.V.

		"FDPR" means Filtertek de Puerto Rico,
Inc., a Delaware corporation.

		"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds
Rate for such day shall be such rate on such transactions on the next preceding Domestic
Business Day as so published on the next succeeding
Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic
Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty
Trust Company of New York on such day on such transactions as determined by the Agent.

		"FGMBH" means Filterk GmbH, a German
GmbH.

		"Filtertek Acquisition" means the
acquisition by ESCO of the plastic group business of Schawk, Inc. pursuant to the Filtertek
Acquisition Documents.

		"Filtertek Acquisition Documents" means
the Acquisition Agreement dated December 18, 1996 by and between ESCO and Schawk, Inc., and each other document or agreement executed by ESCO, the Borrower or any Subsidiary pursuant thereto.

		"Filtertek" means Filtertek Inc., a
Delaware corporation.

		"Filtrotec" means Filtrotec, Inc., a
Puerto Rico corporation.

		"Financing Transactions" means the
transactions contemplated by the Loan Documents, including the borrowing of the Loans, the issuance of the Letters of Credit and the grant of security interests under the Security Documents.

		"Fixed Rate Loans" means CD Loans or
Euro-Dollar Loans or any combination thereof.

		"Foreign Account Debtor" means any
Account Debtor that is a Person domiciled in, or organized under the laws of, a jurisdiction outside the United States of America, or whose principal place of business is located outside of the United
States of America.

		"FSA" means Filtertek SA, a Netherlands
company.

		"FSI" means ESCO Foreign Sales, Inc., a
corporation organized and existing under the laws of the U.S. Virgin Islands. FSI is a Restricted
Subsidiary.

		"Government" means the Federal government of the United States of America or any agency thereof.

		"Governmental Authority" means any
federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

		"Governmental Reviews" means any formal
or informal reviews, investigations or proceedings by any federal governmental agency, authority, instrumentality, department, administrative agency, regulatory body or other entity of or with respect to the responsibility or fitness of ESCO, the Borrower or any Subsidiary thereof as a government contractor that contemplate any temporary or permanent debarring or suspension of the Borrower or any Subsidiary from bidding for or being awarded government contracts or government-approved subcontracts (either generally or for any particular governmental entity).

		"Guarantee" by any Person means any
obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay
(or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

		"Guarantee Agreement" means the Guarantee
Agreement among ESCO, certain of its Subsidiaries and the Agent, substantially in the form of Exhibit C hereto, as the same may be amended from time to time.

		"Guarantee Fees" means the fees payable
by ESCO to Emerson pursuant to Section 6.01 of the Distribution Agreement.

		"Guarantor" means each Person that is or becomes party to the Guarantee Agreement as a Guarantor, and the permitted successors and assigns of such Person.

		"Hart" means Hart Properties, Inc., a
Texas corporation and, immediately prior to consummation of the EMCO Acquisition, the owner of a majority of the outstanding capital stock of EMCO.

		"Hazeltine" means Hazeltine Corporation, a Delaware corporation, and its successors.

		"Hazeltine Closing Date" means the date
of consummation of the Hazeltine Transaction.

		"Hazeltine Letters of Credit" means
Letters of Credit that will remain outstanding after consummation of the Hazeltine Transaction and that are issued to support an obligation of Hazeltine or for the account of Hazeltine.

		"Hazeltine Transaction" means the sale of all the outstanding capital stock or all or substantially all the assets of Hazeltine (and, in the case of an asset sale, the liquidation of Hazeltine).

		"Information Statement" means the
Information Statement of ESCO contained in Amendment No. 1 to the Borrower's Form 10
Registration Statement as filed with the Securities and Exchange Commission on September 19, 1990.

		"Intangible Assets" means the amount (to the extent reflected in determining ESCO's stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Effective Date in the book value of any asset owned by ESCO or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, purchase price premium, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

		"Interest Period" means:  (1)  With
respect to each Euro-Dollar Loan Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election;
provided that:

		(a) any Interest Period which would
otherwise end on a day which is not a Euro-
Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

		(b) any Interest Period which begins on
the last Euro-Dollar Business Day of a
calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
Period) shall end on the last Euro-Dollar
Business Day of a calendar month.

		(2)  With respect to each CD Loan
Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that any Interest
Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day.

		(3)  With respect to each Base Rate
Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter;
provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar
Business Day shall be extended to the next succeeding Euro-Dollar Business Day.

		Notwithstanding any other provision of
this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

		"Internal Revenue Code" means the
Internal Revenue Code of 1986, as amended, or any successor statute.

		"Inventory" means inventory (as defined
in Article 9 of the Uniform Commercial Code) to the extent comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Borrower or any of its Subsidiaries (other than Restricted Subsidiaries) in the ordinary course of its business as presently conducted.

		"Inventory Charge" means the noncash
charge of approximately $7,900,000 (pre-tax) associated with the write-off of slow-moving inventory at March 31, 1995.

		"Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

		"Issuing Bank" means, with respect to any Letter of Credit, either Morgan Guaranty Trust
Company of New York, The Bank of Nova Scotia or The
Bank of New York, as the context shall require with respect to Letters of Credit issued by such institution in accordance with the terms and conditions of Section 2.14; provided that (i) with respect to any Letters of Credit issued prior to June 12, 1992, "Issuing Bank" shall have the meaning assigned to it in the Original Credit
Agreement and (ii) with respect to any other
Letters of Credit issued prior to the Amendment and Restatement Effective Date, "Issuing Bank" shall mean the bank that issued such Letter of Credit.

		"Letter of Credit" means any Traditional
LOC or Letter of Guaranty and, as used in the Security Documents and the Guaranty Agreement, shall also include any Back-up LOC.

		"Letter of Credit Disbursement" means a
payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit or by a Bank pursuant to a Back-up LOC.

		"Letter of Credit Exposure" means at any time the sum of (i) the aggregate undrawn amount of all outstanding Traditional LOCs, (ii) the aggregate unfunded amount of the obligations, contingent or otherwise, under all outstanding
Letters of Guaranty and (iii) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in
Section 2.14, but the "Letter of Credit Exposure" shall not include any drawn or undrawn amounts under the Hazeltine Letters of Credit if and when the Hazeltine Letters of Credit cease to constitute
Letters of Credit as provided in Section 2.14(n).
The Letter of Credit Exposure of any Bank at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.
For purposes of determining the Letter of Credit
Exposure attributable to Letters of Credit denominated in an Alternative Letter of Credit
Currency, such Letter of Credit Exposure shall be valued in Dollars as provided in Section 2.14(m).

		"Letter of Guaranty" means any letter
issued by an Issuing Bank pursuant to Section 2.14
(other than a Back-up LOC or a Traditional LOC)
(a) that is issued (i) for the benefit of any Person in connection with an obligation incurred by ESCO, the Borrower or any Specified Subsidiary, as the case may be, in the ordinary course of its business, to furnish products or services to such Person and (ii) for the account of ESCO, the Borrower or such Specified Subsidiary, as the case may be, and (b) pursuant to which such Issuing Bank may be required to make a cash payment to such Person, up to a specified maximum dollar amount, in the event of a breach of such obligation.

		"Level I Pricing Period" means any period during which (based on the most recent financial statements referred to in Section 4.04(b) or delivered pursuant to Section 5.01(a) or (b)) the ratio of Consolidated Adjusted Operating Cash Flow
(for the period of four consecutive fiscal quarters ended as of the last day of the fiscal period covered by such financial statements) to Consolidated Adjusted Debt (as of the last day of the fiscal period covered by such financial statements) is greater than or equal to 0.50 to
1.00.  Any such period shall commence on (and
include) the date of delivery to the Agent of financial statements demonstrating that such period has commenced and shall terminate on (and exclude) the date of delivery to the Agent of financial statements demonstrating that such period has terminated.

		"Level II Pricing Period" means any
period during which (based on the most recent financial statements referred to in Section 4.04(b) or delivered pursuant to Section 5.01(a) or (b)) the ratio of Consolidated Adjusted Operating Cash
Flow (for the period of four consecutive fiscal quarters ended as of the last day of the fiscal period covered by such financial statements) to Consolidated Adjusted Debt (as of the last day of the fiscal period covered by such financial statements) is less than 0.50 to 1.00 but greater than or equal to 0.20 to 1.00. Any such period shall commence on (and include) the date of delivery to the Agent of financial statements demonstrating that such period has commenced and shall terminate on (and exclude) the date of delivery to the Agent of financial statements demonstrating that such period has terminated.

		"Level III Pricing Period" means any
period that is not a Level I Pricing Period or a Level II Pricing Period.

		"Leverage Ratio" means, at any date, the ratio of (i) Consolidated Adjusted Debt at such date to (ii) Consolidated Adjusted Tangible Net
Worth at such date.

		"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, ESCO, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

		"Loan" means a Domestic Loan or a Euro-
Dollar Loan and "Loans" means Domestic Loans or
Euro-Dollar Loans or any combination of the foregoing.

		"Loan Documents" means this Agreement,
the Notes, the Letters of Credit, the Back-up LOCs, the Guarantee Agreement, the Subordination
Agreement and the Security Documents.

		"London Interbank Offered Rate" has the
meaning set forth in Section 2.05(c).

		"LRA" means Lee Ross and Associates, St.
Louis, Inc.

		"LRA Acquisition" means the acquisition
by E&S of shares of LRA preferred stock, for consideration in an aggregate amount not to exceed
$500,000.

		"Margin Stock" has the meaning given such term under Regulation U.

		"Material Adverse Effect" means (i) a
materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of ESCO and its Consolidated
Subsidiaries taken as a whole, (ii) material impairment of the ability of ESCO, the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Agent, the Security
Agent, the Issuing Banks or the Banks under any Loan Document.

		"Material Debt" means Debt, or any
obligation to reimburse an issuing bank or surety with respect to any draw upon a letter of credit or payment with respect to a performance bond or similar obligation, of ESCO, the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

		"MD&M" means Microwave Design and
Manufacturing, Inc., a California corporation.

		"MD&M Acquisition" means the acquisition by Rantec of all the assets of and existing contracts for sales by MD&M.

		"Mortgages" means the mortgages, deeds of trust assignments of leases and other instruments and documents executed and delivered pursuant to paragraph (j) of Section 3.01.

		"Net Cash Proceeds" means, with respect
to any Prepayment Event, an amount equal to the cash proceeds received by ESCO, the Borrower or a Subsidiary, as applicable, from or in respect of such Prepayment Event less any expenses reasonably incurred by ESCO, the Borrower or a Subsidiary, as applicable, in respect of such Prepayment Event, including, but not limited to, reasonable professional fees paid by ESCO, the Borrower or a Subsidiary, as applicable, and if applicable, printing costs.

		"Net Working Investment" means, at any
date (i) the consolidated current assets of ESCO and its Consolidated Subsidiaries (excluding cash and Temporary Cash Investments) minus (ii) the consolidated current liabilities of ESCO and its Consolidated Subsidiaries (excluding Debt), all determined as of such date. Net Working Investment at any date may be a positive or negative number.
Net Working Investment increases when it becomes more positive or less negative and decreases when it become less positive or more negative.

		"Note" means a promissory note of the
Borrower payable to a Bank, substantially in the forms of Exhibit A-1 and Exhibit A-2 hereto for the applicable Class, evidencing the obligation of the Borrower to repay the Loans made by such Bank, and "Notes" means any of or all such promissory notes issued hereunder.

		"Notice of Borrowing" has the meaning set forth in Section 2.02.

		"Notice of Interest Rate Election" has
the meaning set forth in Section 2.04.

		"Obligations" means (i) the due and
punctual payment by the Borrower of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise,
(b) each payment required to be made by the Borrower under Section 2.14 in respect of any Letter of Credit Disbursement, when and as due, including interest thereon, if any, and (c) all other monetary obligations of the Borrower to the Agent, the Security Agent, the Issuing Banks and the Banks under this Agreement and the other Loan
Documents to which the Borrower is or is to be a party, (ii) the due and punctual performance of all other obligations of the Borrower under this Agreement and the other Loan Documents and
(iii) the due and punctual payment and performance of all obligations of ESCO under this Agreement and of ESCO and each Subsidiary under the Loan
Documents to which it is or is to be a party.

		"Original Credit Agreement" shall mean
this Agreement as in effect on September 23, 1990, prior to any amendment hereto.

		"Parent" means, with respect to any Bank, any Person controlling such Bank.

		"Participant" has the meaning set forth
in Section 9.06(b).

		"PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

		"Performance Letter of Credit Fee Rate"
shall have the meaning set forth in Section
2.14(f).

		"Permitted Joint Venture" means any joint venture into which ESCO, the Borrower or any of their Subsidiaries shall enter in the ordinary course of their business and (i) which shall not require from ESCO, the Borrower or any of their Subsidiaries, and to which none of them shall make, any capital contribution, (ii) which shall provide for such indemnities to ESCO, the Borrower or any of their Subsidiaries, as appropriate, in respect of liabilities, including any contingent liabilities, as shall be satisfactory to the Required Banks and (iii) over which ESCO and the Borrower shall have sufficient control in order to assure compliance by such joint venture with the provisions of this Agreement applicable thereto.

		"Permitted Letter of Credit Currency"
means any of (i) Dollars, (ii) French Francs,
Deutsche Marks, Yen, Pounds Sterling, Swedish
Krona, Australian Dollars, Malaysian Ringgits,
Canadian Dollars and Singapore Dollars, and (iii) any other currency approved by the applicable
Issuing Bank and each Bank.

		"Person" means an individual, a
corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

		"Plan" means at any time an employee
pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue
Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

		"Pledge Agreement" means the Pledge
Agreement among ESCO, the Borrower, certain
Subsidiaries and the Security Agent, substantially in the form of Exhibit D hereto, as the same may be amended from time to time.

		"PPD" means Process Plant Design, Ltd., a corporation incorporated under the laws of England, which is based in Yorkshire, England, and is a wholly-owned subsidiary of SFL.

		"PPD Debt" means (i) the PPD Overdraft
Facility and (ii) the VAT Guarantee.

		"PPD Overdraft Facility" means an
overdraft or working capital facility maintained by PPD in an aggregate amount not to exceed U.K.
30,000.

		"Prepayment Event" shall mean (a) the
issuance or incurrence by ESCO of any convertible preferred stock or unsecured Debt that is convertible into shares of common stock of ESCO, as permitted under clause (x) of Section 5.11(a) or clause (ii) of Section 5.11(b) or (b) any sale or other disposition by the Borrower or any Subsidiary
(other than to the Borrower or another Subsidiary) of all or any portion of its ownership interest in the Tek Packaging Business or all or any substantial portion of its the assets comprising the Tek Packaging Business.

		"Prime Rate" means the rate of interest
publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

		"PTI" means PTI Technologies Inc., a
Delaware corporation (formerly known as Textron
Filtration Systems).

		"PTI Acquisition" means the acquisition
by the Borrower of all the outstanding capital stock of PTI.

		"PTI Note" means a promissory note or
notes of ESCO issued as partial consideration in connection with the PTI Acquisition; provided that
(i) such notes shall not represent Debt in an aggregate principal amount exceeding $8,000,000 and
(ii) such note or notes shall be issued in the form of Exhibit J hereto.

		"Rantec" means Rantec Microwave &
Electronics, Inc., a Delaware corporation, and its successors.

		"Rantec Commercial" means a corporation
organized under the laws of the State of California and a wholly-owned subsidiary of Rantec organized for the purpose of the EMC Test Systems
Reorganization.

		"Rantec Holding" means a corporation
organized under the laws of the State of Missouri and a Wholly-Owned Consolidated Subsidiary of the Borrower organized for the purpose of the EMC Tests
Systems Reorganization.

		"Rantec S.A." means RANTEC EUROPE
Microwave Electronics & Space S.A., a corporation incorporated in Lyon, France, and its successors.

		"Rate Protection Agreements" means
interest rate protection agreements, foreign currency exchange agreements and other interest or exchange rate hedging, cap, collar or swap arrangements.

		"Receivable" means, as at any date of
determination thereof, the unpaid portion of an Account, in respect of Inventory sold or services rendered in the ordinary course, which amount
(i) has been earned by performance under the terms of the related contract and invoiced to the Account
Debtor or (ii) has been recognized as revenue on the books of the Borrower or a Subsidiary, in each case net of (a) any credits, rebates or offsets owed to the Account Debtor and also net of any commissions payable to Persons other than employees or Affiliates of the Borrower or a Subsidiary,
(b) without duplication, the aggregate amount of accounts payable of the Borrower and its Subsidiaries owed to the Account Debtor at such date and (c) in the case of a Receivable described in clause (ii), any advance payments and unliquidated progress billings in respect of such Receivable.

		"Reference Banks" means the CD Reference
Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

		"Regulation U" means Regulation U of the
Board of Governors of the Federal Reserve System, as in effect from time to time.

		"Relocation Expenses" means all
nonrecurring expenses incurred by ESCO and its Consolidated Subsidiaries in connection with vacating its facilities at 8100 W. Florissant Ave., St. Louis, Missouri 63136, and transferring personnel and relocating equipment to other facilities, including any recognition of prepaid rent expense in connection therewith.

		"Reportable Event" means any reportable
event as defined in Section 4043 of ERISA, or the regulations issued thereunder, with respect to a Plan.

		"Required Banks" means at any time Banks with Loans, Letter of Credit Exposure and unused
Commitments representing at least 66-2/3% of the sum of the aggregate principal amount of Loans outstanding and the aggregate amount of the Letter of Credit Exposure and unused Commitments at such time; provided that for purposes of Sections 3.01 and 3.03 only, "Required Banks" means Banks with Commitments that would, immediately after the satisfaction (or waiver) of the conditions set forth in Section 3.01 or 3.03 (as relevant), represent more than 50% of the Commitments.

		"Restricted Payment" means (i) any
dividend or other distribution on any shares of the Borrower's or ESCO's capital stock (except dividends payable solely in shares of its common stock), (ii) any payment on account of the purchase, redemption, retirement or acquisition of
(a) any shares of the Borrower's or ESCO's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's or ESCO's capital stock, (iii) any payment or prepayment of principal of or premium (if any) or interest on or any other amount in respect of any Subordinated Obligation,
(iv) any payment on account of the purchase, redemption, retirement, defeasance, acquisition, termination, cancellation or compromise of any Subordinated Obligation or (v) any optional payment on account of the prepayment, purchase, retirement, defeasance, acquisition, termination, cancellation or compromise of any Debt of ESCO, the Borrower or any Subsidiary, except prepayments of the Loans and prepayments of Debt described in clause (iii) of
Section 5.11(a).

		"Restricted Payment Amount" means an
amount equal to the net cash proceeds of the Hazeltine Transaction received by the Borrower less the sum of the amounts applied to prepay Term Loans and the PTI Note in connection with the Hazeltine
Transaction, which prepayment occurred upon the closing of the Hazeltine Transaction in July 1996;
provided that the Restricted Payment Amount shall not exceed $50,000,000.

		"Restricted Subsidiary" means any
Consolidated Subsidiary that shall not engage in any business activity whatsoever, including the incurrence of any Debt or the acquisition or ownership of any asset or property.

		"Rights Agreement" means the Rights
Agreement dated as of September 24, 1990, between ESCO and Boatmen's Trust Company, as Rights Agent, as amended and supplemented from time to time.

		"Scheduled Properties" means the
properties identified in Schedule 1.01B hereto.

		"Security Agent" means Morgan Guaranty
Trust Company of New York, Delaware Branch
(formerly named J.P. Morgan Delaware) in its capacity as security agent under the Security
Documents, and its successors in such capacity.

		"Security Agreement" means the Security
Agreement among ESCO, the Borrower, certain of its Subsidiaries and the Security Agent, substantially in the form of Exhibit E hereto, as the same may be amended from time to time.

		"Security Documents" means the Mortgages, the Pledge Agreement, the Security Agreement and all other security agreements, mortgages, deeds of trust and other documents and instruments executed and delivered pursuant to Section 5.08(a) in order to secure any Obligations.

		"Services Agreement" means the Services
Sharing Agreement dated as of September 24, 1990, among Emerson, ESCO, the Borrower and the Specified
Subsidiaries, as amended and supplemented from time to time.

		"SEI" means Systems and Electronics,
Inc., a Delaware corporation and successor by merger to E&S and Southwest.

		"SFL" means PTI Technologies, Ltd.
(formerly known as Schumacher Filter, Ltd.), a corporation incorporated under the laws of England, which is based in Sheffield, England.

		"SFL Acquisition" means the acquisition
of SFL and PPD pursuant to the acquisition by the Borrower of all the outstanding capital stock of SFL, resulting in SFL becoming a direct wholly-owned subsidiary of the Borrower and PPD becoming an indirect wholly-owned subsidiary of the Borrower.

		"SFL Debt" means (i) two U.K. 80,000
non-interest bearing notes in existence prior to the SFL Acquisition, each payable by SFL to Norman
William Dyson, Elaine Dyson, Alan Oliver Jagger and
Rose Jagger, on May 1, 1994, and May 1, 1995, and the related guarantee by Midland Bank and counter-indemnity by SFL, (ii) the U.K. 1,665,000 interest bearing note in existence prior to the SFL
Acquisition payable by SFL to Commerzbank AG of Heidelberg, Germany on December 28, 1993, the related guarantee by Kraftenlagen AG and not more than 150,000 in accrued interest payable to Kraftenlagen AG not later than October 31, 1994,
(iii) the SFL Overdraft Facility and (iv) the VAT
Guarantee.

		"SFL Overdraft Facility" means an
overdraft or working capital facility maintained by SFL in an aggregate amount not to exceed U.K.
250,000.

		"Southwest" means Southwest Mobile
Systems Corporation, a Delaware corporation, and its successors.

		"Specified Event" shall mean (i) any
sale, assignment, transfer or other disposition of, or casualty with respect to, any assets or other properties of ESCO, the Borrower or any Subsidiary
(other than sales of inventory in the ordinary course of business) or (ii) the issuance or incurrence by ESCO, the Borrower or any Subsidiary of any Debt (other than the Loans), to the extent such Debt is subject to amortization or mandatory repayment or prepayment (directly or indirectly, including put rights, sinking fund obligations, redemption provisions or otherwise and whether or not subject to any contingency) on or prior to September 30, 1998.

		"Specified Subsidiaries" means (a) (i)
PTI, Rantec S.A. and any Subsidiary resulting from an Investment made in accordance with clause (f) of
Section 5.16 and (ii) Rantec Holding, Rantec
Commercial and EMC Test Systems, in each case after the completion of the EMC Test Systems
Reorganization (but, in each of the foregoing cases in clauses (i) and (ii), solely for the purpose of the definitions of the terms "Letter of Guaranty" and "Subsidiary" and for purposes of Sections 2.14, 3.03, 4.02, 4.03, 4.04, 4.08, 4.14, 4.17, 5.01,
5.04, 5.09, 5.14 and 5.16(f)), and (b) Comtrak
International Service, Inc., DCS, SEI, Rantec,
Vacco, Filtertek, Filtrotec, FBV, FSA, FGMBH and
FDPR.

		"Spot Exchange Rate" shall mean, on any
day, (a) with respect to any Alternative Letter of Credit Currency, the spot rate at which Dollars are offered on such day by Morgan Guaranty Trust
Company of New York in London for such Alternative
Letter of Credit Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Letter of Credit Currency, the spot rate at which such specified Alternative Letter of Credit Currency is offered on such day by Morgan Guaranty Trust
Company of New York in London for Dollars at approximately 11:00 a.m. (London time).

		"Standby Letter of Credit Fee Rate" has
the meaning set forth in Section 2.14(f).

		"Subordination Agreement" means the
Subordination Agreement among Emerson, ESCO, the
Borrower and the Agent, substantially in the form of Exhibit F hereto, as the same may be amended from time to time.

		"Subordinated Obligations" has the
meaning set forth in the Subordination Agreement.

		"Subsidiary" means any corporation or
other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by ESCO or the Borrower, as applicable. The Borrower shall be deemed to have been a Subsidiary of ESCO, and the Specified Subsidiaries shall be deemed to have been Subsidiaries of the Borrower, prior to the Effective Date for the purposes of the representations made in Article III. For purposes of Sections 4.19, 5.05, 5.09, 5.11 through 5.15,
5.20 and 6.01(h), (i) and (k) only, each Permitted
Joint Venture shall be deemed to be a Subsidiary.

		"Tax Agreement" means the Tax Agreement
dated as of September 24, 1990, among Emerson, ESCO, the Borrower and the Specified Subsidiaries, as amended and supplemented from time to time.

		"Tek Packaging Business" means the
business conducted by Tek Packaging, Inc. (formerly known as Fuzere Manufacturing Co, Inc.) immediately prior to the Filtertek Acquisition, the assets of which were purchased by ESCO pursuant to the Filtertek Acquisition Documents.

		"Temporary Cash Investment" means any
Investment in (i) direct obligations of the United
States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, (A) any Bank that is an original party to this Agreement or
(B) any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or
(iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii)(B) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary or, in the case of Section 2.14(j), the Security
Agent.

		"Term Commitment" means, as to any Bank, the obligation of such Bank to make Term Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth opposite such Bank's name in Schedule 1 hereto under the caption "Term
Commitment".

		"Term Loan" means a loan made by a Bank
pursuant to Section 2.01(a).

		"Termination Date" means (i) with respect to the Working Capital Loans, the last day of the Working Capital Availability Period, and (ii) with respect to the Term Loans, September 30, 2000, or in each case such earlier date as the Commitments of the relevant Class shall have expired or been terminated and all Loans of the relevant Class have been repaid in full and, in the case of the Working
Capital Loans, all Letter of Credit Disbursements shall have been repaid in full and all Letters of Credit shall have expired or been canceled.

		"Traditional LOC" shall mean any letter
of credit issued by an Issuing Bank pursuant to
Section 2.14 (other than any Letter of Guaranty or
Back-up LOC).

		"Transaction Documents" means (i) the
Distribution Agreement, the Tax Agreement, the
Emerson Lease, the Rights Agreement, the Services
Agreement and the Deposit Agreement and (ii) all contracts and agreements between ESCO, the Borrower or any Subsidiary, on the one hand, and Emerson or any subsidiary thereof, on the other hand, in effect on the Effective Date (other than contracts and agreements relating solely to the purchase or sale of inventory or services in the ordinary course of business).

		"Transactions" means the Financing
Transactions and the other transactions
contemplated by the Transaction Documents.

		"Type" has the meaning set forth in
Section 1.03.

		"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or such Plan under Title IV of ERISA.

		"Unbilled Receivable" means, as at any
date of determination thereof, any Receivable or portion thereof described in clause (ii) of the definition of the term "Receivable".

		"Uniexcel" means PTI-Uniexcel Private
Limited, a private limited company established under the Indian Companies Act of 1956.

		"Uniexcel Investment" means the
investment by SFL in Uniexcel pursuant to the acquisition of 51% of the capital stock of Uniexcel for approximately $65,280.

		"Vacco" means Vacco Industries, a
California corporation, and its successors.

		"VAT Guarantee" means reimbursement
obligations under a guarantee by Midland Bank or other financial institution with respect to deferred payment by SFL or PPD of value added taxes to U.K. Customs and Excise as required in the ordinary course of business.

		"Wholly-Owned Consolidated Subsidiary"
means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and the FDPR management shares) are at the time directly or indirectly owned by ESCO or the Borrower, as the case may be.

		"Working Capital Availability Period"
means the period from and including the latest of the Effective Date, September 28, 1990, and the date one Domestic Business Day after the Security
Agent shall have received the initial Borrowing
Base Certificate (as of August 31, 1990), to but excluding September 30, 2000 (or such later date to which such period shall have been extended in accordance with Section 2.16), or such earlier date as the Working Capital Commitments shall have expired or been terminated.

		"Working Capital Commitment" means, as to any Bank, the obligation of such Bank to make
Working Capital Loans to the Borrower and to acquire participations in, or to issue Back-up LOCs in respect of, Letters of Credit in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Bank's name in Schedule 1 hereto under the caption
"Working Capital Commitment", as the same may be reduced from time to time pursuant to Section 2.07 and subject to the limitations of Sections 2.01(b) and 2.14.

		"Working Capital Loan" means a Loan made by a Bank pursuant to Section 2.01(b).

		SECTION 1.02.  Accounting Terms and
Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries referred to in
Section 4.04; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend the definition of the term "Level I Pricing
Period" or "Level II Pricing Period" or any covenant contained in Article V to eliminate the effect of any change in generally accepted accounting principles on such definition or on the operation of such covenant or such determination
(or if the Agent notifies the Borrower that the Required Banks wish to amend any such definition or covenant or such determination for such purpose), then such definitions and the Borrower's compliance with such covenant, as applicable, shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such amendment becomes effective in accordance with this Agreement.

		SECTION 1.03.  Types of Borrowings and
Classes of Letters of Credit. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a Notice of Borrowing or Notice of Interest Rate Election.
Each Bank's ratable share of each Borrowing is referred to herein as a separate "Loan".
Borrowings and Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprising such Loans) refers to whether such Loan is a Term Loan or a Working Capital Loan, each of which constitutes a Class. The Type of a Loan refers to whether such Loan is a Base Rate
Loan, a CD Loan or a Euro-Dollar Loan. Borrowings and Loans may be identified by both Class and Type
(e.g., a "Term Euro-Dollar Loan" is a Loan which is both a Term Loan and a Euro-Dollar Loan).


	ARTICLE II

	THE CREDITS

		SECTION 2.01.  Commitments to
Lend. (a) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Amendment and Restatement Effective Date in an aggregate principal amount not exceeding its Term
Commitment. Each Bank with Term Loans outstanding immediately prior to the Amendment and Restatement
Effective Date shall be deemed to have made its Term Loans hereunder on the Amendment and Restatement Effective Date to the extent of the amount of such Term Loans already outstanding and shall fund the excess of the amount of its Term
Commitment over the principal amount of such Term
Loans already outstanding.

		(b)  Working Capital Loans.  Each Bank
severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Working
Capital Availability Period; provided that the aggregate principal amount of such Bank's loans at any one time outstanding under this subsection (b) shall not exceed the lesser of (i) the excess of
(A) its Working Capital Commitment at such time over (B) its Letter of Credit Exposure at such time and (ii) the excess of (A) its Applicable
Percentage of the Borrowing Base at such time over
(B) its Letter of Credit Exposure at such time.
Within the foregoing limit, the Borrower may borrow under this subsection (b), repay or (to the extent permitted by Section 2.09) prepay loans made under this subsection (b) and reborrow at any time during the Working Capital Availability Period under this subsection (b).

		(c)  Borrowings Ratable.  Each Borrowing
under subsection (a) or (b) of this Section 2.01 shall be made from the Banks ratably in proportion to their respective Commitments of the relevant
Class.

		SECTION 2.02.  Method of Borrowing.
(a)  The Borrower shall give the Agent notice (a
"Notice of Borrowing") not later than 10:00 A.M.
(New York City time) on the date of any Base Rate
Borrowing and not later than 10:00 A.M. (New York
City time) at least two Domestic Business Days before each CD Loan Borrowing and at least three
Euro-Dollar Business Days before each Euro-Dollar
Loan Borrowing, specifying:

		(i) the date of such Borrowing, which
shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar
Business Day in the case of a Euro-Dollar
Borrowing,

		(ii) the aggregate amount of such
Borrowing, which shall be $2,500,000 or a larger multiple of $500,000 (except that any Borrowing may be in the aggregate amount of the unused Commitment of the applicable
Class),

		(iii) whether the Loans comprising such
Borrowing are to be Base Rate Loans, CD Loans or Euro-Dollar Loans, and

		(iv) in the case of a CD Loan Borrowing
or Euro-Dollar Loan Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

		(b)  Upon receipt of a Notice of
Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

		(c)  Not later than 12:00 noon (New York
City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 9.01.
Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

		(d)  If any Bank makes a new Loan
hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.10, as the case may be.

		(e)  If the Agent has not received from
the Borrower the payment required by
Section 2.14(g) by 12:00 noon (New York City time) on the date on which the Borrower is required to make such payment, as provided in Section 2.14(g), the Agent will promptly notify the applicable
Issuing Bank and each Bank of the Letter of Credit
Disbursement and, in the case of each Bank, its Applicable Percentage of such Letter of Credit
Disbursement.  If such Letter of Credit
Disbursement shall be in respect of a Letter of Guaranty, then such notice shall be deemed to constitute a request for a drawing under any Back-up LOC issued in connection with such Letter of Guaranty. Not later than 2:00 P.M. (New York City time) on such date, each Bank shall, in fulfillment of its obligations under Section 2.14(d), make available such Bank's Applicable Percentage of such Letter of Credit Disbursement, in Federal or other funds immediately available in New York City (or, in the case of a Letter of Credit Disbursement in an Alternative Letter of Credit Currency, such
Bank's Applicable Percentage of the Dollar
Reimbursement Amount in respect of such Letter of Credit Disbursement), to the Agent at its address specified in or pursuant to Section 9.01, and the Agent will promptly make such funds available to the applicable Issuing Bank. The Agent will promptly remit to each Bank its Applicable
Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such Letter of Credit Disbursement.

		(f)  Unless the Agent shall have received
notice from a Bank prior to the date of any Borrowing, or prior to the time of any required payment by such Bank in respect of a Letter of Credit Disbursement, that such Bank will not make available to the Agent such Bank's share of such Borrowing or payment, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing or payment in accordance with subsections (c) and (d) or (e), as applicable, of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower or the applicable Issuing Bank, as applicable, on such date a corresponding amount.
If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the applicable Issuing Bank until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

		SECTION 2.03.  Notes.  (a)  Each Bank's
Loans of each Class shall be evidenced by a single
Note (in the form applicable to such Class) payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate Commitment of such Bank of such Class.

		(b)  Each Bank may, by notice to the
Borrower and the Agent, request that its Loans of a particular Type and Class be evidenced by a separate Note in an amount equal to the aggregate
Commitment (or in the case of a Note evidencing
Term Loans, the aggregate Term Loans) of such Bank of such Class. Each such Note shall be in substantially the form of Exhibit A-1 or Exhibit A-
2 hereto applicable to the relevant Class with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type.
Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

		(c)  Upon receipt of each Bank's Notes
pursuant to Section 3.03(k), the Agent shall forward such Notes to such Bank. Each Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

		SECTION 2.04.  Interest Rate Elections.
(a) The initial Type of Loans comprising each Borrowing, and the duration of the initial Interest
Period applicable thereto if they are initially CD
Loans or Euro-Dollar Loans, shall be as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing (excluding overdue Loans and subject in each case to the provisions of the definition of Interest Period and Article VIII), as follows:

		(i) if such Loans are Base Rate Loans,
the Borrower may elect to designate such Loans as CD Loans or Euro-Dollar Loans, may elect to continue such Loans as Base Rate Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar
Loans;

		(ii) if such Loans are CD Loans, the
Borrower may elect to designate such Loans as Base Rate Loans or Euro-Dollar Loans, may elect to continue such Loans as CD Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar
Loans; and

		(iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to designate such Loans as Base Rate Loans or CD Loans, may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, or may elect to designate such Loans as any combination of Base Rate Loans, CD Loans and Euro-Dollar
Loans.

Notwithstanding the foregoing, the Borrower may not elect an Interest Period for CD Loans or Euro-
Dollar Loans unless the aggregate outstanding principal amount of such CD Loans or Euro-Dollar
Loans (including any such CD Loans or Euro-Dollar
Loans made pursuant to Section 2.01 on the date that such Interest Period is to begin) to which such Interest Period will apply is at least
$2,500,000.

		(b)  Any election permitted by
subsection (a) of this Section may become effective on any Euro-Dollar Business Day specified by the Borrower (the "Election Date"). Each such election shall be made by the Borrower by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:00 A.M. (New York City time) at least one Domestic Business Day before the Election Date, if all the resulting Loans will be Base Rate Loans, at least two Domestic Business
Days before the Election Date, if the resulting
Loans will include CD Loans but not Euro-Dollar
Loans, and at least three Euro-Dollar Business Days before the Election Date, if the resulting Loans will include Euro-Dollar Loans; provided that, if a Notice of Interest Rate Election provides for an Election Date with respect to an outstanding Fixed
Rate Loan that is not the last day of the Interest
Period therefor, such Notice of Interest Rate
Election shall be delivered not later than 10:00 A.M. (New York City time) at least three
Euro-Dollar Business Days before the Election Date.
 Each Notice of Interest Rate Election shall specify with respect to the outstanding Loans to which such notice applies:

		(i) the Election Date;

		(ii) if the Type of Loan is to be
changed, the new Type of Loan and, if such new
Type is a CD Loan or Euro-Dollar Loan, the duration of the first Interest Period applicable thereto;

		(iii) if such Loans are CD Loans or Euro-
Dollar Loans and the Type of such Loans is to be continued for an additional or different
Interest Period, the duration of such
additional or different Interest Period; and

		(iv) if such Loans are to be designated
as a combination of Base Rate Loans, CD Loans or Euro-Dollar Loans, the information specified in clauses (i) through (iii) above as to each resulting Borrowing and the aggregate amount of each such Borrowing.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period and the last sentence of subsection (a) of this Section.

		(c)  Upon receipt of a Notice of Interest
Rate Election, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such notice shall not thereafter be revocable by the Borrower.

		(d)  If the Borrower (i) fails to deliver
a timely Notice of Interest Rate Election to the Agent electing to continue or change the Type of, or the duration of the Interest Period applicable to, the Loans included in any Borrowing as provided in this Section and (ii) has not theretofore delivered a notice of prepayment relating to such Loans, then the Borrower shall be deemed to have given the Agent a Notice of Interest Rate Election electing to change the Type of such Loans to (or continue the Type thereof as) Base Rate Loans, with an Interest Period commencing on the last day of the then current Interest Period.

		(e)  Notwithstanding the foregoing, the
Borrower shall not be entitled to specify or elect in any Notice of Borrowing or Notice of Interest
Rate Election that any Loans shall be or become
Fixed Rate Loans if an Event of Default shall have occurred and be continuing and the Required Banks shall have notified the Agent that additional Fixed
Rate Loans shall not be made available while such Event of Default is continuing. If the Agent shall receive such notice from the Required Banks, then the Agent shall notify the Borrower thereof and, thereafter, until all Events of Default have been cured or waived (or such notice has been rescinded), each outstanding Loan shall be changed to or continued as a Base Rate Loan on the last day of its Interest Period and any additional Loans shall be made as Base Rate Loans.

		SECTION 2.05.  Interest Rates.  (a)  Each
Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the applicable Base Rate Margin plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Loan for such day.

		"Base Rate Margin" applicable to any Base
Rate Loan outstanding on any day means (i) if such day falls within a Level I Pricing Period, 0.125%;
(ii) if such day falls within a Level II Pricing
Period, 0.250%; and (iii) if such day falls within a Level III Pricing Period, 0.500%.

		(b)  Each CD Loan shall bear interest on
the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable CD Margin plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest
Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the applicable CD
Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate
Loans for such day.

		"CD Margin" applicable to any CD Loan
outstanding on any day means (i) if such day falls within a Level I Pricing Period, 1.250%; (ii) if such day falls within a Level II Pricing Period, 1.375%; and (iii) if such day falls within a Level III Pricing Period, 1.625%.

		The "Adjusted CD Rate" applicable to any
Interest Period means a rate per annum determined pursuant to the following formula:

				  CDBR        ]*
		ACDR  =     ----------  ]   + AR
				  1.00 - DRP  ]

		ACDR  =  Adjusted CD Rate
		CDBR  =  CD Base Rate
		 DRP  =  Domestic Reserve Percentage
		  AR  =  Assessment Rate
____________________

	*  The amount in brackets being rounded
upwards, if necessary, to the next higher 1/100 of 1%.

		The "CD Base Rate" applicable to any
Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New
York City time) (or as soon thereafter as practicable) on the first day of such Interest
Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD
Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

		"Domestic Reserve Percentage" means for
any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve
System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve
System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted
CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic
Reserve Percentage.

		"Assessment Rate" means for any day the
annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the Federal Deposit Insurance
Corporation (or any successor) for such
Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

		(c)  Each Euro-Dollar Loan shall bear
interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate.
 Such interest shall be payable for each Interest
Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

		"Euro-Dollar Margin" applicable to any
Euro-Dollar Loan outstanding on any day means
(i) if such day falls within a Level I Pricing
Period, 1.125%; (ii) if such day falls within a Level II Pricing Period, 1.250%; and (iii) if such day falls within a Level III Pricing Period, 1.500%.

		The "Adjusted London Interbank Offered
Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained
(rounded upwards, if necessary, to the next higher
1/100 of 1%) by dividing (i) the applicable London
Interbank Offered Rate by (ii) 1.00 minus the Euro-
Dollar Reserve Percentage.

		The "London Interbank Offered Rate"
applicable to any Interest Period means the average
(rounded upwards, if necessary, to the next higher
1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M.
(London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

		"Euro-Dollar Reserve Percentage" means
for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London
Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

		(d)  Any overdue principal of and, to the
extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London
Interbank Offered Rate applicable to such Loan and
(ii) the Euro-Dollar Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one-day (or, if such amount due remains unpaid more than three Euro-Dollar Business
Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar
Reference Banks are offered to such Euro-Dollar
Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve
Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

		(e)  The Agent shall determine each
interest rate applicable to the Loans hereunder.
The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

		(f)  Each Reference Bank agrees to use
its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference
Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

		SECTION 2.06.  Fees.  (a) During the
period from and including the Amendment and Restatement Effective Date to but excluding the last day of the Working Capital Availability
Period, the Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Working Capital Commitments a commitment fee at the applicable per annum Commitment Fee Rate, determined for each day during such period on the amount by which the aggregate amount of the Working
Capital Commitments exceeds the sum of the Letter of Credit Exposure and the aggregate outstanding principal amount of the Working Capital Loans.
Such commitment fee shall accrue from and including the Amendment and Restatement Effective Date to but excluding the last day of the Working Capital
Availability Period. Accrued commitment fees under this Section shall be payable quarterly on the last day of March, June, September and December in each year, commencing on the first such date following the Amendment and Restatement Effective Date, and upon the date of termination of the Working Capital
Commitments in their entirety.

		(b)  "Commitment Fee Rate" applicable to
any day means: (i) if such day falls within a Level I Pricing Period, 0.3125%; (ii) if such day falls within a Level II Pricing Period, 0.3750%;
and (iii) if such day falls within a Level III
Pricing Period, 0.4375%.

		(c)  On the Amendment and Restatement
Effective Date, the Borrower shall pay to the Agent for the account of each Bank, a participation fee equal to 0.250% of the total Commitment of such Bank, as set forth in Schedule 1 hereto.

		SECTION 2.07.  Termination or Reduction
of Commitments.  (a)  During the Working Capital
Availability Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent (upon receipt of such notice, the Agent shall promptly notify the Banks of such notice),
(i) terminate the Working Capital Commitments at any time, if there is no Letter of Credit Exposure at such time and if no Working Capital Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 the aggregate amount of the Working Capital Commitments in excess of the sum of the Letter of Credit
Exposure and the aggregate outstanding principal amount of the Working Capital Loans. Subject to extension pursuant to Section 2.16, the Working
Capital Commitments shall terminate on the last day of the Working Capital Availability Period.

		(b)  The Term Commitments shall
automatically terminate at the close of business on the Amendment and Restatement Effective Date.

		SECTION 2.08.  Mandatory Repayments and
Prepayments. (a) Subject to adjustment as provided in subsection (g) of this Section, the Borrower shall repay Term Loans in an aggregate principal amount equal to (i) $1,000,000 on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1997, to but excluding March 31, 1998, and (ii) $2,000,000 on
March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1998, to but excluding the Termination Date. Any Term Loans outstanding on the Termination Date shall be due and payable on such date, together with accrued interest thereon.

		(b)  Each Working Capital Loan
outstanding on the Termination Date shall be due and payable on such date, together with accrued interest thereon.

		(c)  In the event and on each occasion
that the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of the Working Capital Loans exceeds the Borrowing Base, the Borrower shall forthwith prepay Working Capital
Loans (or, if no Working Capital Loans are outstanding, provide cash collateral in respect of the Letter of Credit Exposure pursuant to
Section 2.14(j) and thereupon such cash shall be deemed to be part of the Borrowing Base) in an amount equal to such excess.

		(d)  In the event and on each occasion
after the Amendment and Restatement Effective Date that a Prepayment Event occurs, the Borrower shall promptly following (and in any event not later than the Domestic Business Day next following) the receipt of Net Cash Proceeds in respect of such Prepayment Event, prepay Term Loans (i) in the case of a Prepayment Event described in clause (a) of the definition thereof, in an aggregate principal amount equal to 50% of the aggregate principal amount of any Working Capital Loans borrowed in connection with any Business Acquisition consummated during the period from and including the Amendment and Restatement Date to and including the date of such Prepayment Event and (ii) in the case of a Prepayment Event described in clause (b) of the definition thereof, in an aggregate principal amount equal to the Net Cash Proceeds in respect of such Prepayment Event. No prepayments of Working Capital Loans shall be required pursuant to this Section 2.08(d).

		(e)  On the date of each repayment or
prepayment of Loans pursuant to this Section, the Borrower shall pay interest accrued on the principal amount repaid or prepaid to the day of repayment or prepayment.

		(f)  Prior to the date of each mandatory
repayment or prepayment pursuant to this Section, the Borrower shall, by notice to the Agent given not later than 11:00 A.M. (New York City time) on
(i) the Domestic Business Day prior to the date of repayment or prepayment of any Base Rate Borrowing, and (ii) the third Euro-Dollar Business Day prior to the date of repayment or prepayment of any Fixed
Rate Borrowing, select which outstanding Borrowings of the applicable Class are to be prepaid; provided that the Borrower shall not elect to prepay any CD
Borrowing or Euro-Dollar Borrowing to the extent that a Base Rate Borrowing of the applicable Class is outstanding. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower. Each such repayment or prepayment shall be applied to repay or prepay ratably the respective Loans included in the Borrowings so selected.

		(g)  Any optional or mandatory prepayment
of the Term Loans shall be applied to reduce the subsequent scheduled repayments of the Term Loans pursuant to subsection (a) of this Section in the inverse order of maturity.

		SECTION 2.09.  Optional Prepayments.  (a)
 Subject to subsection (b) below, the Borrower may, upon notice to the Agent by 10:30 a.m. on the day of prepayment, in the case of Base Rate Borrowings, or three Euro-Dollar Business Days' notice to the Agent, in the case of CD Borrowings or Euro-Dollar
Borrowings, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $2,500,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice of prepayment shall specify which outstanding
Borrowing is to be prepaid in connection therewith.
 Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

		(b)  Upon receipt of a notice of
prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

		SECTION 2.10.  General Provisions as to
Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of reimbursement of Letter of Credit
Disbursements and fees hereunder, not later than 12:00 Noon (New York City time) on the date when due (or, in the case of the reimbursement of Letter of Credit Disbursements in an Alternative Letter of Credit Currency, not later than 4:00 p.m., local time at the location of the applicable Designated
Payment Office on the date when due), in Federal or other funds immediately available in New York City
(or, in the case of a Letter of Credit Disbursement in an Alternative Letter of Credit Currency, subject to the second sentence of Section 2.14(g), funds in such currency immediately available at the applicable Designated Payment Office), to the Agent at its address referred to in Section 9.01. The
Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks (which distribution shall be made on the date of receipt by the Agent, if timely received). Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-
Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding
Euro-Dollar Business Day unless such Euro-Dollar
Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

		(b)  Unless the Agent shall have received
notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

		SECTION 2.11.  Funding Losses.  If the
Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise), or makes any election under Section 2.04 with respect to any Fixed Rate Loan with an Election Date, on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.04(d), or if the Borrower fails to borrow or prepay or to continue or convert into any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.02, 2.04 or 2.08(f), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, convert, continue or prepay provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

		SECTION 2.12.  Computation of Interest
and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All fees and other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

		SECTION 2.13.  Withholding Tax
Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United
States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

		SECTION 2.14.  Letters of Credit.
(a) The Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the applicable Issuing Bank (which shall be either Morgan Guaranty Trust Company of New York,
The Bank of Nova Scotia or The Bank of New York;
provided that The Bank of New York shall not be required to issue any Letter of Guaranty, and Morgan Guaranty Trust Company of New York shall not be required to issue any Letter of Credit that is not a standby Letter of Credit and The Bank of Nova
Scotia shall not be required to issue any Letter of Credit in respect of military weaponry or any Letter of Guaranty), appropriately completed, for the account of the Borrower (although a Letter of Credit may state that it is for the account of ESCO or any Specified Subsidiary, in which case such Letter of Credit shall be deemed to be issued jointly for the accounts of ESCO or such Specified
Subsidiary and the Borrower), at any time and from time to time during the Working Capital
Availability Period; provided that:

		(i) any Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure shall not exceed
$40,000,000, (B) the sum of the Letter of Credit Exposure and the aggregate principal amount of outstanding Working Capital Loans shall not exceed the then current Borrowing
Base and (C) the sum of the Letter of Credit
Exposure and the aggregate principal amount of outstanding Working Capital Loans shall not exceed the aggregate Working Capital
Commitments at the time;

		(ii) Letters of Credit issued to provide
Adequate Collateral (as defined in the
Distribution Agreement) pursuant to the
Distribution Agreement shall be subject to further limitations as provided in
Section 5.20; and

		(iii) any Letter of Credit to be
denominated in an Alternative Letter of Credit
Currency shall be issued only if, and each request by the Borrower for the issuance of any such Letter of Credit shall be deemed to be a representation and warranty by the Borrower that, (A) the Borrower has entered into a Rate Protection Agreement with the applicable Issuing Bank and satisfactory to such Issuing Bank providing for the purchase by the Borrower of an amount of such Alternative Letter of Credit Currency equal to the amount of the requested Letter of Credit, for a purchase price payable in Dollars, at the end of the term of such Letter of Credit and (B) the Borrower has assigned its rights under such Rate Protection Agreement to such Issuing Bank for the benefit of the Banks holding participations in such Letter of Credit.

		(b)  Each Letter of Credit shall expire
at the close of business on the Domestic Business
Day that is three Domestic Business Days prior to the last day of the Working Capital Availability
Period (determined as of the date of issuance of such Letter of Credit), unless such Letter of Credit expires by its terms on an earlier date.
Each Letter of Credit shall provide for payments of drawings in a Permitted Letter of Credit Currency.

		(c)  Each issuance of any Letter of
Credit shall be made on at least three Domestic
Business Days' prior written or telex notice from the Borrower to the applicable Issuing Bank (which shall give prompt notice thereof to the Agent which shall give prompt notice thereof to each Bank) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) at least three
Domestic Business Days prior to the last day of the Working Capital Availability Period (determined as of the date of issuance of such Letter of Credit), and (ii) subject to extension, the date that is two years after the date of such Letter of Credit or, if such Letter of Credit permits acceleration of the expiration date thereof by the applicable
Issuing Bank upon the occurrence of an Event of Default described in clause (h) or (i) of
Section 6.01, a later date), the amount and currency of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit
(and, if such currency is an Alternative Letter of Credit Currency, a description of the Rate
Protection Agreement entered into by the Borrower as required by clause (iii) of subsection
(a) above) and such other information as may be necessary or desirable to complete such Letter of Credit. The Banks will consider in good faith any request by the Borrower for a Letter of Credit expiring after the last day of the Working Capital
Availability Period, but no such Letter of Credit shall be issued without the prior written consent of all the Banks and agreement upon appropriate amendments to the Loan Documents.

		(d)  By the issuance of a Letter of
Credit and without any further action on the part of the applicable Issuing Bank or the Banks in respect thereof, the applicable Issuing Bank hereby grants to each Bank, and each Bank hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's
Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that, if such Letter of Credit is issued in the form of a Letter of Guaranty and any Bank notifies the Agent, the applicable Issuing Bank and the Borrower that such Bank either cannot or, as a matter of policy, will not acquire participations in credit commitments in the nature of Letters of Guaranty, then such Bank, in lieu of acquiring such participation, hereby absolutely and unconditionally agrees to issue a Back-up LOC for the benefit of such Issuing Bank and the account of the Borrower in a face amount equal to such Bank's
Applicable Percentage of the face amount of such Letter of Guaranty (or, in the case of a Letter of Guaranty denominated in an Alternative Letter of Credit Currency, a Back-up LOC denominated in
Dollars and in a face amount equal to such Bank's
Applicable Percentage of the Dollar Equivalent of such Letter of Guaranty as of the date of issuance), which Back-up LOC may be drawn upon in the event of any Letter of Credit Disbursement in respect of such Letter of Guaranty. Any Back-up
LOC issued by a Bank for the benefit of an Issuing
Bank pursuant to the immediately preceding sentence shall be issued on the date of issuance of, and shall expire concurrently with, the related Letter of Guaranty. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the applicable Issuing Bank, in accordance with Section 2.02(e), such Bank's
Applicable Percentage of each Letter of Credit
Disbursement made by such Issuing Bank (or, in the case of a Letter of Credit Disbursement in an Alternative Letter of Credit Currency, such Bank's
Applicable Percentage of the Dollar Reimbursement
Amount in respect of such Letter of Credit
Disbursement); provided that (i) the Banks shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful payment or disbursement made by such Issuing Bank under any Letter of Credit as a result of the gross negligence or wilful misconduct of such Issuing
Bank and (ii) in the case of any Letter of Credit
Disbursement in respect of a Letter of Guaranty, any Bank that issued (or was required to issue) a Back-up LOC in lieu of acquiring a participation in such Letter of Guaranty, hereby absolutely and unconditionally agrees, in lieu of making payment as aforesaid (but subject to the condition specified in clause (i) above), to pay any draft presented to it by such Issuing Bank in connection with such Letter of Credit Disbursement not exceeding its Applicable Percentage of such Letter of Credit Disbursement, it being understood that such drafts shall be deemed presented as contemplated by Section 2.02(e) and shall be paid as contemplated thereby. If a Letter of Guaranty denominated in an Alternative Letter of Credit
Currency is issued, a Bank issues a Back-up LOC in respect thereof and a Letter of Credit Disbursement is made in respect of such Letter of Guaranty, and if such Bank's Applicable Percentage of the Dollar
Reimbursement Amount exceeds the amount available to be drawn under such Back-up LOC, then such Bank absolutely and unconditionally agrees to pay to the Agent, on behalf of the applicable Issuing Bank, in accordance with Section 2.02(e), an amount in Dollars equal to such excess as a separate obligation and such payment shall be included for the purpose of determining the
Borrower's reimbursement obligation pursuant to Section 2.14(g).

		(e) Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (d) in respect of Letters of Credit (or, if applicable, to issue a Back-up LOC in respect of a Letter of Guaranty in lieu of acquiring a participation therein) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each payment to be made by such Bank pursuant to paragraph (d) shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to clause (i) of the proviso to the second sentence of paragraph (d)).

		(f) During the Working Capital Availability Period, the Borrower shall pay to the Agent (i) for the account of the Banks ratably in proportion to their Applicable
Percentages (A) a fee at the applicable per annum Standby
Letter of Credit Fee Rate (determined as of the Domestic
Business Day immediately preceding the date payment of such fee is due) on the daily average aggregate undrawn amount of outstanding Letters of Credit that are in the nature of standby Letters of Credit and (B) a fee at the applicable per annum Performance Letter of Credit Fee Rate (determined as of the Domestic Business Day immediately preceding the date that payment of such fee is due) on the daily average aggregate undrawn amount of all other outstanding Letters of Credit and (ii) for the account of each Issuing Bank a fee at the rate of 0.2500% per annum on the daily average aggregate undrawn amount of the outstanding Letters of Credit issued by such Issuing Bank. Such fees shall accrue from and including the Amendment and Restatement Effective
Date to but excluding the Termination Date. Accrued fees under this paragraph shall be payable quarterly on the last day of March, June, September and December of each year, commencing on the first such date following the Amendment and Restatement Effective Date, and on the Termination Date.
 In addition to the fees payable pursuant to clause (ii) above, the Borrower shall pay to each Issuing Bank, for its own account, such other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall, if at all, agree.
 All such fees shall be payable in Dollars, notwithstanding that Letters of Credit may be denominated in one or more
Alternative Letter of Credit Currencies, and for purposes of determining such fees, the undrawn amount of Letters of Credit denominated in an Alternative Letter of Credit
Currency shall be valued in Dollars as provided in subsection (m) of this Section.

		 "Standby Letter of Credit Fee Rate" as of any day means (i) if such day falls within a Level I Pricing Period, 1.1250%; (ii) if such day falls within a Level II Pricing
Period, 1.2500%; and (iii) if such day falls within a Level
III Pricing Period, 1.5000%.

		"Performance Letter of Credit Fee Rate" as of any day means (i) if such day falls within a Level I Pricing Period, 1.0000%; (ii) if such day falls within a Level II Pricing
Period, 1.1250%; and (iii) if such day falls within a Level
III Pricing Period, 1.3750%.

		(g)  If any Issuing Bank shall pay any draft
presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of such Issuing Bank (or, if such Issuing Bank shall have received payment from any Bank or Banks in respect of its Letter of Credit Disbursement pursuant to the Banks' participation therein or a drawing under a Back-up LOC, then on behalf of such Issuing Bank and such Banks), an amount equal to the amount of such draft before (i) 12:00 Noon (New York City time), on the day on which such Issuing Bank shall have notified the Borrower that payment of such draft will be made or (ii) if the Issuing Bank shall have notified the Borrower of such payment later than 9:45 A.M. (New York City time) on the day on which the payment of such draft will be made, 12:00 Noon (New York City time) on the next Domestic Business Day; provided that with respect to any draft paid in an Alternative Letter of Credit Currency, the payment due from the Borrower pursuant to this sentence shall not be due prior to the day that is (x) two Euro-Dollar Business Days after the day on which such Issuing Bank shall have notified the Borrower of such payment if such notice shall have been given on such day no later than 4:00 p.m., local time at the location of the applicable Designated Payment Office or
(y) three Euro-Dollar Business Days after the day on which such Issuing Bank shall have notified the Borrower of such payment, if such notice shall have been given on such day no later than 4:00 p.m., local time at the location of the applicable Designated Payment Office. Notwithstanding the foregoing, to the extent such Issuing Bank shall have received payment from any Bank or Banks in respect of a Letter of Credit Disbursement made in an Alternative Letter of Credit Currency pursuant to the Banks' participation therein or a drawing under a Back-up LOC, then the amount to be paid by the Borrower pursuant to the first sentence of this Section 2.14(g) shall be converted to the Dollar Reimbursement Amount so paid by such Bank or Banks, for their account. The Agent will promptly pay any such amounts received by it to the applicable Issuing Bank or the applicable Banks, as their interests may appear. If the Borrower shall fail to pay any amount required to be paid by it under clause (i) of the first sentence of this paragraph when due, or if the Borrower shall fail to pay an amount equal to the amount of any draft under a Letter of Credit on the same day that payment of such draft is made by reason of clause (ii) of the first sentence of this paragraph, or then such unpaid amount shall bear interest, for each day from and including the due date or the date of payment of such draft, as the case may be, to but excluding the date of payment, at a rate per annum equal to the sum of the Base Rate for such day plus the applicable Base Rate Margin plus 2%.

		(h) The Borrower's obligation to repay each Issuing Bank or each Bank for payments and disbursements made by such Issuing Bank or Bank under any Letter of Credit or Back-up LOC shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

		(i) any lack of validity or enforceability of any Letter of Credit or Back-up LOC; provided that the disregard by such Issuing Bank of such lack of validity or enforceability shall not have constituted gross negligence or wilful misconduct of such Issuing Bank;

		(ii) the existence of any claim, setoff, defense or other right which ESCO, the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit or Back-up LOC, such Issuing Bank, the Agent or any Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of such Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

		(iii) any draft or other document presented under a Letter of Credit or Back-up LOC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by such Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of such Issuing Bank;

		(iv) payment by such Issuing Bank or Bank under a Letter of Credit or Back-up LOC against presentation of a draft or other document which does not comply with the terms of such Letter of Credit or Back-up LOC;
provided that such payment shall not have constituted gross negligence or wilful misconduct of such Issuing
Bank;

		(v) any statement in any Letter of Credit to the effect that such Letter of Credit is for the account of ESCO or any Specified Subsidiary; and

		(vi) any other circumstance or event whatsoever, whether or not similar to any of the foregoing;
provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of such Issuing Bank.

		It is understood that in making any payment under a Letter of Credit or Back-up LOC (x) an Issuing Bank's or a
Bank's exclusive reliance on the documents presented to it under such Letter of Credit or Back-up LOC as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit or Back-up LOC, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit or Back-up LOC proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit or Back-up LOC proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, even if such Issuing Bank is informed thereof, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit or Back-up LOC with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of such Issuing Bank or Bank.

		(i) Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. Such
Issuing Bank shall as promptly as possible give oral notification, confirmed by telex or telecopy, to the Agent and the Borrower of such demand for payment and the determination by such Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank with respect to any such Letter of Credit Disbursement, and the Agent shall promptly give each Bank notice thereof.

		(j) In the event that the Borrower is required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Security Agent, for the benefit of the Banks, an amount in cash equal to the Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). In addition, the Borrower may elect to provide cash collateral in order to increase the Borrowing Base by depositing in an account with the Security Agent, for the benefit of the Banks, an amount in cash equal to the desired increase in the Borrowing Base. Any such deposit shall be held by the Security Agent as collateral for the payment and performance of the Obligations. The Security Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any such account. Other than any interest earned on the investment of such deposits in Temporary Cash Investments, which investments shall be selected by the Security Agent in its sole but reasonable discretion (unless an Event of Default shall have occurred and be continuing, in which case the Security Agent shall have the option, in its sole but reasonable discretion, to decline to invest such deposits), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Security Agent to reimburse the Issuing Banks and the Banks, as applicable, for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to
Section 2.08(c), or elects to provide an amount of cash collateral hereunder in order to increase the Borrowing
Base, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of Working Capital Loans would not exceed the Borrowing Base and (ii) no Default shall have occurred and be continuing.

		(k) The Issuing Banks agree to provide the Agent with such information with respect to the Letters of Credit as it may reasonably request, including a written monthly report with respect to the status of each outstanding Letter of Credit as of the last day of the preceding month.

		(l) Notwithstanding any contrary provisions herein, each payment to be made by the Borrower pursuant to subsection (g) of this Section in respect of any Letter of Credit Disbursement (including interest thereon) shall be payable in the same currency that such Letter of Credit
Disbursement is made, except to the extent the applicable
Issuing Bank shall have received payment from any Bank or Banks in Dollars in the amount of the Dollar Reimbursement
Amount pursuant to Section 2.14(d), in which case each such payment to be made by the Borrower shall, to such extent, be payable in Dollars. The foregoing shall not be construed to require any Bank to make any Loan hereunder or make any payment pursuant to Section 2.02(e) or subsection (d) of this Section 2.14 in any currency other than Dollars.

		(m) For purposes of determining the Letter of Credit Exposure hereunder and fees payable under subsection (f) of this Section, each Letter of Credit denominated in an Alternative Letter of Credit Currency and each Letter of
Credit Disbursement made thereunder shall be valued in Dollars at the Dollar Equivalent (determined as of the date of issuance of such Letter of Credit) of the amount thereof.
 Each valuation of any Letter of Credit or Letter of Credit
Disbursement hereunder shall be determined by the Agent, and its determination thereof shall be conclusive absent manifest error. The Agent shall give prompt notice to the Borrower and the Banks of the valuations so determined.
Valuations pursuant to this paragraph (m) shall be solely for purposes of determining the Letter of Credit Exposure and determining fees payable under subsection (f) of this Section and shall not be construed to affect the currency in which payments are to be made hereunder.

		(n) if each Issuing Bank that shall have issued any of the Hazeltine Letters of Credit shall have received the letters of credit and written agreement (if any) referred to in Section 1(b)(v) of the Amendment, Waiver and Consent dated as of June 6, 1996, relating to the Original Credit
Agreement, then on and as of the Hazeltine Closing Date
(i) the Hazeltine Letters of Credit shall cease to constitute Letters of Credit hereunder, (ii) the Borrower, ESCO and the Subsidiaries shall be released from their obligations and liabilities in respect of the Hazeltine
Letters of Credit and (iii) the Banks shall be released from their participations in the Hazeltine Letters of Credit;
provided that (i) the Borrower shall indemnify the Issuing
Banks in respect of the Hazeltine Letters of Credit for any failure by Hazeltine (or the purchaser of its assets) to pay fees in respect of the Hazeltine Letters of Credit after the Hazeltine Closing Date, and (ii) unless the Hazeltine
Transaction is consummated as a sale by Hazeltine of its assets, Hazeltine shall not be released from its obligations and liabilities in respect of the Hazeltine Letters of Credit and shall remain liable on and after the Hazeltine
Closing Date for the reimbursement of drawings under the Hazeltine Letters of Credit and for the payment of fees in respect thereof to the respective Issuing Banks, all on the terms specified in this Agreement applicable to Letters of Credit, notwithstanding any contrary provision herein or in any other Loan Document.

		SECTION 2.15. Taxes. (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Issuing Bank's or Bank's net income and franchise taxes imposed on the Agent or any Issuing Bank or Bank by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Issuing Bank or Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

		(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

		(c) The Borrower will indemnify the Agent, each Issuing Bank and each Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Issuing Bank or Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other
Governmental Authority. Such indemnification shall be made within 30 days after the date any Issuing Bank or Bank or the Agent, as the case may be, makes written demand therefor. If the Agent or any Issuing Bank or Bank shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If the Agent or any Issuing Bank or Bank receives a refund in respect of any Taxes or Other Taxes for which the Agent or such Issuing Bank or Bank has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower, net of all out-of-pocket expenses and without interest; provided that the Borrower, upon the request of the Agent or such Issuing Bank or Bank, agrees to return such refund (plus penalties, interest or other charges) to the Agent or such Issuing Bank or Bank in the event the Agent or such Issuing Bank or Bank is required to repay such refund.

		(d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to the Agent or any Issuing Bank or Bank, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

		(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.l5 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

		(f) Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Issuing Bank or Bank organized under the laws of a jurisdiction outside the United States.

		(g) The Borrower shall not be required to pay any additional amounts to any Issuing Bank or Bank in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Issuing Bank or Bank to comply with the provisions of Section 2.13 unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date.

		(h) Any Bank claiming any additional amounts payable pursuant to this Section 2.l5 shall use reasonable efforts
(consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

		SECTION 2.16.  Extension of Working Capital
Availability Period. Not earlier than the date two years prior to the then scheduled expiration of the Working Capital Availability Period, the Borrower may, by written notice to the Agent and the Banks, request a one-year extension of the Working Capital Availability Period. If the Agent shall receive written approval of such extension from each Bank within 30 days after the date of such notice from the Borrower, then the scheduled expiration date of the Working Capital Availability Period shall be deemed to be extended to the date one year after the then scheduled expiration date in respect thereof. The Agent shall notify the Borrower and the Banks promptly following the expiration of such 30-day period (or such earlier date as the Agent shall have received written approval of such extension from all the Banks) whether the Working Capital Availability Period has been extended. The approval by any Bank of any extension requested hereunder may be granted or withheld in the sole discretion of such Bank.


	ARTICLE III

	CONDITIONS

		SECTION 3.01. Effectiveness. The Original Credit Agreement became effective on the date that each of the following conditions was satisfied (or waived in accordance with Section 9.05 thereof):

		(a) receipt by the Agent of counterparts of the Original Credit Agreement signed by each of the parties thereto (or, in the case of any party as to which an executed counterpart was not received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart thereof by such party);

		(b) receipt by the Agent for the account of each Bank of a duly executed Note for each Class (as defined in the Original Credit Agreement) of Loans, dated on or before the Effective Date complying with the provisions of Section 2.03 of the Original Credit Agreement;

		(c) receipt by the Agent of an opinion of Bryan Cave, counsel for the Borrower, substantially in the form of Exhibit G thereto and covering such additional matters relating to the transactions contemplated thereby as the Required Banks may reasonably request;

		(d) receipt by the Agent of (i) a certificate signed by any Vice President of the Borrower, dated the Effective Date, to the effect set forth in clauses (b),
(c) and (d) of Section 3.02 thereof and (ii) a certificate signed by any Vice President of Emerson, dated the Effective Date, to the effect set forth in
Section 4.13 thereof regarding information furnished by Emerson to the Agent or any Bank;

		(e) receipt by the Agent of counterparts of the Guarantee Agreement and the Subordination Agreement, duly executed by the parties thereto;

		(f) receipt by the Security Agent of counterparts of the Pledge Agreement, duly executed by the parties thereto, and certificates representing all outstanding shares of capital stock of the Borrower and each Subsidiary of the Borrower to be pledged under the Pledge Agreement, accompanied by stock powers endorsed in blank;

		(g) receipt by the Security Agent of counterparts of the Security Agreement, duly executed by the parties thereto, and a duly completed and executed Perfection
Certificate from each grantor under the Security
Agreement, substantially in the form of Exhibit H hereto;

		(h) receipt by the Security Agent of copies of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Security Agent to be filed, registered or recorded in order to create in favor of the Security
Agent for the benefit of the Banks a valid, legal and perfected security interest in or lien on the collateral that is the subject of the Security
Agreement;

		(i) receipt by the Security Agent of (i) the results of a search of the Uniform Commercial Code financing statements filed with respect to ESCO, the Borrower and the Specified Subsidiaries in the States in which are located the chief executive offices of such Persons and the other jurisdictions in which Uniform Commercial
Code financing statements are to be filed pursuant to the preceding paragraph, together with copies of all financing statements disclosed by such search, and accompanied by evidence reasonably satisfactory to the Required Banks that each Lien indicated in any such financing statement is permitted thereunder or that the collateral subject to the Lien indicated thereby has been released; or (ii) if the condition set forth in clause (i) is not fully satisfied, a written undertaking from Emerson, in form and substance satisfactory to the Required Banks and for the benefit of the Borrower and the Banks, to (A) cause (at
Emerson's cost and expense) the termination of any financing statement indicating a Lien that is not permitted thereunder and that would have been disclosed by information required to be delivered pursuant to clause (i) above and not so delivered prior to the Effective Date and the release of the collateral subject to such Lien and (B) discharge (at Emerson's cost and expense) each obligation the payment of which is secured by the collateral described in such financing statement (provided that Emerson's undertaking may require that the Borrower bear the costs and expenses of all such terminations, releases and discharges if the total thereof does not exceed
$100,000);

		(j) receipt by the Security Agent of each mortgage, deed of trust, assignment of leases and similar instrument or document required by law or reasonably requested by the Security Agent (all in form and substance reasonably satisfactory to the Required
Banks) to be filed, registered or recorded in order to create in favor of the Security Agent (or a trustee on its behalf) for the benefit of the Banks a valid, legal and perfected first priority security interest in or lien on the real property (and improvements thereon) owned by the Borrower or any Specified Subsidiary and identified on Schedule 3.01(j) thereto, in each case duly executed and delivered by each mortgagor, grantor or pledgor thereunder;

		(k) ESCO shall have acquired direct beneficial and record ownership of all outstanding shares of capital stock of the Borrower, and the Borrower shall have acquired direct (or, in the case of DCS and Vacco, indirect) beneficial and record ownership of all outstanding shares of capital stock of each Specified
Subsidiary and ESCO, the Borrower and the Specified
Subsidiaries shall have acquired the other assets to be transferred to them pursuant to the Distribution
Agreement, free and clear of any Liens (other than Liens granted under the Security Documents);

		(l) receipt by the Banks of true and complete copies of the Information Statement and the Transaction
Documents, satisfaction of the Banks with the form, terms and provisions of the Transaction Documents, and consummation of all transactions contemplated thereby to be consummated on or prior to the Effective Date in accordance with the terms and conditions thereof without giving effect to any amendment, modification or waiver not approved by the Banks;

		(m) satisfaction of the Banks with any material changes in or to the terms of the Transactions or the organization and capital structure of ESCO, the Borrower and the Specified Subsidiaries, in each case from the terms, organization and capital structure thereof disclosed to the Banks prior to the Effective
Date;

		(n) receipt by the Banks of satisfactory evidence that any and all Governmental Reviews shall have been concluded without any action having been taken that, in the opinion of the Required Banks, could have a Material Adverse Effect;

		(o) the Banks shall be satisfied that none of ESCO, the Borrower and the Specified Subsidiaries have any Debt (other than Debt permitted under clauses (ii), (iii), (iv) and (v) of Section 5.11(a) of the Original
Credit Agreement) and shall be satisfied with the terms and conditions of any such Debt permitted thereunder;

		(p) receipt by the Banks of satisfactory evidence that ESCO, Emerson and their respective affiliates shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions (other than the declaration by the Securities and Exchange Commission of the effectiveness of the Borrower's Form 10 Registration Statement filed in connection with the Transactions), in each case without the imposition of any condition which, in the judgment of the Required Banks, could have a Material
Adverse Effect;

		(q) the Banks shall be satisfied that, after giving effect to the Transactions, the total liabilities of the Borrower shall increase by less than 100% and the ratio of the Borrower's total liabilities to total assets shall be less than 75%;

		(r) receipt by the Banks of an environmental audit report, satisfactory in substance and scope to the Banks and from an environmental consulting firm acceptable to the Banks, as to any environmental hazards, conditions or liabilities to which ESCO, the Borrower or any of the Specified Subsidiaries may be subject, and the Banks shall be satisfied with the amount and nature of any such hazards, conditions or liabilities and with the Borrower's plans with respect thereto;

		(s) receipt by the Banks of historical and pro forma (giving effect to the Transactions) consolidated balance sheets of ESCO as of a recent date, and the Banks shall be satisfied with the form and substance thereof;

		(t) receipt by the Agent of a written, irrevocable acknowledgment by Emerson, on behalf of itself and its subsidiaries and in form and substance satisfactory to the Required Banks, that all Emerson Debt outstanding as of September 28, 1990, is forgiven as of September 28, 1990;

		(u) the fact that the Required Banks shall not have advised the Agent that, in their judgment, either (i) there shall have occurred a material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of ESCO, the Borrower and the Specified Subsidiaries, taken as a whole, since June 30, 1990, or (ii) there is an action, suit or proceeding pending or threatened against the Borrower, Emerson or any of their respective affiliates in which there is a reasonable possibility of an adverse decision, or there is a pending dispute involving any contract, agreement or purchase order relating to the business of any Specified Subsidiary, and, in any such case, there is a reasonable possibility that the resolution of such action, suit, proceeding or dispute could materially adversely affect the ability of the Borrower to perform any of its obligations under the Loan Documents or the rights of the Banks thereunder or the ability of the Banks to exercise such rights;

		(v) receipt by the Agent and the Banks of all fees and other compensation payable to them on or prior to the Effective Date pursuant to their agreements with Emerson, ESCO or the Borrower; and

		(w) receipt by the Agent of all documents it may reasonably request relating to the existence of ESCO, the Borrower and the Specified Subsidiaries, the corporate authority for and the validity of the Loan
Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

		SECTION 3.02. Each Credit Event. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of an Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions:

		(a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or a notice requesting issuance of a Letter of Credit as required by
Section 2.14(c), as applicable;

		(b) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans and the Letter of Credit Exposure will not exceed the limitations set forth in Sections 2.01 and 2.14(a);

		(c) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

		(d) the fact that the representations and warranties of ESCO, the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents shall be true on and as of the date of such Borrowing or of the issuance of such Letter of Credit.

Each Borrowing hereunder and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c), and
(d) of this Section.

		SECTION 3.03. Amendment and Restatement. This amendment and restatement shall become effective, and this Agreement as in effect prior to this amendment and restatement shall be amended and restated in its entirety in the form of this Agreement, only upon satisfaction, on or prior to February 15, 1997, of the following conditions precedent (the date on which each of such conditions has been satisfied (or waived in accordance with Section 9.05) (such date being herein called the "Amendment and Restatement Effective Date"):

		(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

		(b) receipt by the Agent of an opinion of Bryan Cave LLP, in form and substance satisfactory to the Agent, covering such matters relating to this amendment and restatement as the Agent shall reasonably request;

		(c) receipt by the Agent for distribution to the Banks of the aggregate amount of the fees due and payable pursuant to Section 2.06(c), all in the manner specified in Section 2.10;

		(d) receipt by the Agent for distribution to the Issuing Banks and the Banks party to this Agreement immediately prior to the effectiveness of the amendment and restatement of this Agreement on the Amendment and Restatement Effective Date and prior to giving effect to any assignments becoming effective on such date of the aggregate amount accrued to the Amendment and Restatement Effective Date of the commitment fees referred to in Section 2.06 and of the fees referred to in Section 2.14(f), all in the manner specified in
Section 2.10 (the amounts of such fees and the distribution thereof to be in accordance with the interests of the Issuing Banks and such Banks hereunder immediately prior to the effectiveness of the amendment and restatement of this Agreement on the Amendment and Restatement Effective Date and any assignments becoming effective on such date);

		(e) any Loans outstanding immediately prior to the effectiveness of the amendment and restatement of this Agreement on the Amendment and Restatement Effective
Date shall have been prepaid, together with accrued interest thereon and any amount owed as a result of such prepayment pursuant to Section 2.11 (unless such amount owed is otherwise waived by the Banks); provided that the foregoing shall not prejudice the Borrower's right to finance such prepayment with the proceeds of Borrowings hereunder, subject to the terms and conditions hereof, on the Amendment and Restatement
Effective Date;

		(f) as of the Amendment and Restatement Effective
Date and after giving effect to this Agreement, (i) no Default shall have occurred and be continuing and
(ii) the representations and warranties of ESCO, the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents shall be true on and as of such date;

		(g) receipt by the Security Agent of a duly completed and executed Perfection Certificate, dated as of the Amendment and Restatement Effective Date and substantially in the form of Exhibit I hereto;

		(h) receipt by the Security Agent of copies of each document (including each Uniform Commercial Code financing statement), if any, required by law or reasonably requested by the Security Agent to be filed, registered or recorded in order to create in favor of the Security Agent for the benefit of the Banks a valid, legal and perfected security interest in or lien on all of the collateral that is the subject of the Security Agreement and with respect to which the lien thereon, or security interest therein, has not been previously perfected;

		(i) the fact that the Required Banks shall not have advised the Agent that, in their judgment, there shall have occurred a material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of ESCO, the Borrower and the Specified Subsidiaries, taken as a whole, since
September 30, 1996;

		(j) receipt by the Agent of all documents it may reasonably request relating to any matter relevant to this Agreement, including such evidence as it may request as to the perfection and first-priority status of each security interest and Lien created or intended to be created by the Security Documents and such documents as it deems necessary in order to amend or modify any of the Security Documents to reflect the changes made pursuant to this amendment and restatement, all in form and substance satisfactory to the Agent and the Banks;

		(k) receipt by the Agent for the account of each Bank of a duly executed Note or Notes, dated on or before the Amendment and Restatement Effective Date and complying with the provisions of Section 2.03; and

		(l) consummation of the Filtertek Acquisition on the terms and conditions set forth in the Filtertek
Acquisition Documents, without any material amendment to, modification of, or waiver under, any of the Filtertek Acquisition Documents previously delivered to the Banks (except such as have been approved by the Required Banks), and receipt by the Agent of all documents required to be delivered pursuant to Section
5.08 resulting from the creation of any new
Subsidiaries in connection with the Filtertek
Acquisition.

The Agent shall promptly notify the Borrower and the Banks of the effectiveness of this amendment and restatement of this Agreement, and such notice shall be conclusive and binding on all parties hereto. Each of the parties hereto agrees that, as of the Amendment and Restatement Effective
Date, each Bank shall be deemed to have assigned a proportionate part of its rights and obligations under this Agreement and the Notes to the other Banks to the extent necessary such that the Commitments of the Banks as of the Amendment and Restatement Effective Date shall be as set forth in Schedule 1 hereto and the participation of each Bank in any outstanding Letters of Credit shall be proportionate to its pro rata share of the Working Capital
Commitments, and the Banks agree to assume, as of the Amendment and Restatement Effective Date, such rights and obligations to such extent.

		On and after the Amendment and Restatement Effective Date, all Letters of Credit issued prior to such date which remain outstanding on such date shall continue to constitute
"Letters of Credit" for all purposes of this Agreement and the other Loan Documents.


	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

		Each of ESCO and the Borrower represents and warrants that:

		SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

		SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by each of ESCO, the Borrower and the Specified Subsidiaries of this Agreement and the other Loan Documents to which it is or is to be a party and the consummation of the Financing Transactions and, to the extent involving ESCO, the Borrower or any Specified Subsidiary, the other Transactions and the Filtertek Acquisition are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of ESCO, the Borrower or any Specified Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon ESCO, the Borrower or any Specified Subsidiary or result in the creation or imposition of any Lien (other than the Liens of the Security Documents) on any asset of ESCO, the Borrower or any of its Subsidiaries, in each case both before and after giving effect to the Transactions and consummation of the Filtertek Acquisition.

		SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each of ESCO and the Borrower and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each of ESCO, the Borrower and the Specified Subsidiaries party thereto, in each case enforceable in accordance with its terms.

		SECTION 4.04. Financial Information. (a) The consolidated and consolidating balance sheets of ESCO, the Borrower and its Consolidated Subsidiaries as of September 30, 1996 and 1995, and the related consolidated and consolidating statements of income and cash flows for each of the years in the two-year period ended September 30, 1996, reported on by KPMG Peat Marwick and delivered to each of the Banks pursuant to Section 5.01(a), fairly present, in conformity with generally accepted accounting principles, the financial position of ESCO, the Borrower and its Consolidated Subsidiaries as of such dates and the results of their operations and cash flows for such years.

		(b) Since September 30, 1996, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Specified Subsidiaries or of ESCO, the Borrower and its Consolidated Subsidiaries, in each case considered as a whole.

		SECTION 4.05.  Litigation.  There is no
(i) injunction, stay, decree or order of any Governmental Authority, (ii) Governmental Review or (iii) except as disclosed in Schedule 4.05, action, suit or proceeding pending against, or to the knowledge of ESCO or the Borrower threatened against or affecting, Emerson, ESCO, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision, which in any such case could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Distribution Agreement, this Agreement or the other Loan Documents.

		SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue
Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

		SECTION 4.07. Taxes. ESCO, the Borrower and its Subsidiaries have filed or caused to be filed all United
States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid or caused to be paid all taxes shown to be due on such returns or pursuant to any assessment received by ESCO, the Borrower or any Subsidiary, except where the same may be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of ESCO, the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of ESCO and the Borrower, adequate.

		SECTION 4.08. Subsidiaries. Each of ESCO and the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the Amendment and Restatement Effective Date, the only direct Subsidiary of ESCO shall be the Borrower and the only Subsidiaries of the Borrower shall be the Specified Subsidiaries and FSI, each of which shall be a Wholly-Owned Consolidated Subsidiary.

		SECTION 4.09. Not an Investment Company. Neither ESCO nor the Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

		SECTION 4.10. Compliance with Laws. Neither ESCO, the Borrower nor any of the Subsidiaries is in violation of any material law, rule or regulation, or in default with respect to any material judgment, writ, injunction or decree applicable to it of any Governmental Authority.

		SECTION 4.11. Agreements. (a) Neither ESCO, the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a Material
Adverse Effect. Neither ESCO, the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that restricts or impairs (i) the ability of ESCO, the Borrower and its Subsidiaries to grant to the Security Agent Liens on any of their assets to secure the Obligations or (ii) the ability of any Subsidiary to pay dividends on its capital stock.

		(b) Neither ESCO, the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or (except as disclosed in Schedule 4.05) any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound (including any Exposed Government Contract), where such default could result in a Material Adverse Effect.

		SECTION 4.12. Federal Reserve Regulations. Neither ESCO, the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

		SECTION 4.13.  Disclosure.  All information
heretofore furnished by ESCO, the Borrower or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by ESCO, the Borrower or any Subsidiary to the Agent or any Bank will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified. ESCO and the Borrower have disclosed to the Banks in writing any and all facts known to any officer of ESCO or the Borrower which materially and adversely affect or may materially and adversely affect (to the extent ESCO and the Borrower can now reasonably foresee) the business, financial position or results of operations of ESCO, the Borrower and its Consolidated Subsidiaries, considered as a whole. The Borrower has heretofore provided the Banks with certain projected financial information which ESCO and the Borrower believe to have been prepared in a reasonable manner and based on reasonable assumptions with respect to ESCO's business; provided that no representation is made by ESCO or the Borrower that the future results of ESCO will equal those set forth in such projected financial information.

		SECTION 4.14. Solvency. After giving effect to the Transactions, (a) the fair salable value of each of the assets of ESCO, the Borrower and the Specified Subsidiaries will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities
(including contingent liabilities) as they mature; (b) the assets of each of ESCO, the Borrower and the Specified
Subsidiaries will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (c) none of ESCO, the Borrower and the Specified Subsidiaries will intend to, or will believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

		SECTION 4.15. Governmental Approvals. As of the Effective Date, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities or any other Person required in order to consummate the Transactions were obtained, given, filed or taken and shall be in full force and effect, other than the declaration by the Securities and Exchange
Commission of the effectiveness of the Borrower's Form 10 Registration Statement filed in connection with the Transactions.

		SECTION 4.16. Security Interests. (a) The security interests created in favor of the Security Agent under the Pledge Agreement will at all times after the execution and delivery of the Pledge Agreement constitute valid, first-priority, perfected security interests in the Pledged
Securities (as defined therein), and such Pledged Securities will be subject to no Liens or security interests of any other Person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

		(b)  Upon the completion of the filings and
recordation referred to in clauses (h) and (j) of
Section 3.01 and in clause (h) of Section 3.03 in the filing and recording offices specified in the Perfection Certificates referred to in clause (g) of Section 3.01 and clause (g) of Section 3.03, the security interests created in favor of the Security Agent for the benefit of the Banks under the Security Agreement and Mortgages will constitute valid, perfected security interests in the collateral subject thereto, subject only to Liens permitted by the Loan Documents.

		SECTION 4.17. Employment and Management Agreements. Except as disclosed in Schedule 4.17, as of the Amendment and Restatement Effective Date, there are no (a) employment agreements covering management employees of ESCO, the Borrower or any of the Specified Subsidiaries, (b) agreements for management or consulting services to which ESCO, the Borrower or any of the Specified Subsidiaries is a party or by which it is bound (other than for consulting services in the ordinary course of business), or
(c) collective bargaining agreements or other labor agreements covering any of the employees of ESCO, the Borrower or any of the Specified Subsidiaries.

		SECTION 4.18. Capitalization. As of the Effective Date, the authorized capital stock of ESCO consists of 50,000,000 shares of common stock, par value $0.01 per share
(the "ESCO Common Stock"), and 10,000,000 shares of preferred stock (the "ESCO Preferred Stock"), of which approximately 11,150,000 shares of ESCO Common Stock and no shares of ESCO Preferred Stock were issued and outstanding on the Effective Date. All such outstanding shares of ESCO
Common Stock shall be fully paid and nonassessable and shall be owned beneficially and of record as described in the Information Statement. All the outstanding shares of capital stock of the Borrower are owned beneficially and of record by ESCO. There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of ESCO or the Borrower, except as described in the Information Statement with respect to capital stock of ESCO and except for options to acquire up to 2,390,000 shares of ESCO Common Stock authorized by the Board of Directors of ESCO to be granted to members of the management of the Borrower or a Specified
Subsidiary.

		SECTION 4.19. Environmental Matters. Each of ESCO, the Borrower and the Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control. None of ESCO, the Borrower and the Subsidiaries has received notice of any failure so to comply which alone or together with any other such failure could result in a Material Adverse Effect. The facilities of ESCO, the Borrower and the Subsidiaries do not manage or handle any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response
Compensation and Liability Act, the Superfund Amendments and
Reauthorization Act of 1986, the Hazardous Materials
Transportation Act, the Toxic Substance Control Act, the
Clean Air Act or the Clean Water Act, in violation thereof or in violation of any regulations promulgated pursuant thereto or of any other applicable law where such violation could result, individually or together with other violations, in a Material Adverse Effect.


	ARTICLE V

	COVENANTS

		ESCO and the Borrower jointly and severally agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan Document remains unpaid or any Letter of Credit remains outstanding:

		SECTION 5.01.  Information.  The Borrower will
deliver to each of the Banks:

		(a) as soon as available and in any event within 90 days after the end of each fiscal year of ESCO, consolidated and consolidating balance sheets of ESCO, the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

		(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of ESCO, consolidated balance sheets of ESCO, the Borrower and its Consolidated
Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of ESCO's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of ESCO's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of ESCO;

		(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of ESCO (i) setting forth in reasonable detail a list of Investments in order to establish whether ESCO was in compliance with
Section 5.16 and the calculations required to establish whether ESCO was in compliance with the requirements of Sections 5.21, 5.22 and 5.23 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which ESCO and the Borrower are taking or propose to take with respect thereto and
(iii) stating whether, since the date of the most recent financial statements previously delivered pursuant to this Section, there has been any material change in the generally accepted accounting principles applied in the preparation of such statements and, if so, describing such change;

		(d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

		(e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (i) a Receivables aging report broken down by division with respect to the Receivables outstanding as of the last day of the immediately preceding quarter and (ii) a report setting forth the twenty largest
Receivables obligors with respect to all Receivables outstanding as of the last day of the immediately preceding quarter, in each case, together with an attached certificate of the chief financial officer or the chief accounting officer of ESCO certifying as to the accuracy of such report;

		 (f) simultaneously with the delivery of each set of financial statements referred to in clause (a), a report setting forth the aggregate dollar amount of Receivables written-off as uncollectible during the immediately preceding fiscal year, together with an attached certificate of the chief financial officer, the chief accounting officer or the treasurer of ESCO certifying as to the accuracy of such report;

		(g) within 20 days after the last day of each calendar month, a Borrowing Base Certificate as of such last day certified by the chief financial officer or chief accounting officer of ESCO (which certificate the Agent and the Security Agent shall have the right to audit at the expense of the Borrower); provided that Schedules II and III to each Borrowing Base Certificate shall be delivered only to the Security Agent;

		(h) prompt notice of (i) any default or alleged default under the Distribution Agreement or any claim or request by Emerson for any payment or collateral thereunder, (ii) any Governmental Reviews initiated or threatened and (iii) any notice received by ESCO, the Borrower or any Subsidiary regarding the termination or possible termination of any Exposed Government Contract
(or any other material contract) or alleging any default thereunder or requesting the return of progress payments made thereunder;

		(i) prompt notice of each Prepayment Event, including a reasonably detailed calculation of the Net Cash
Proceeds therefrom;

		(j) within five days after any officer of ESCO or the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of ESCO setting forth the details thereof and the action which ESCO and the Borrower are taking or propose to take with respect thereto;

		(k) promptly upon the mailing thereof to the shareholders of ESCO generally, copies of all financial statements, reports and proxy statements so mailed;

		(l) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K
(or their equivalents) which ESCO shall have filed with the Securities and Exchange Commission;

		(m) if and when any member of the ERISA Group
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

		(n) promptly upon delivery thereof to Emerson, copies of any and all financial plans and projections delivered pursuant to Section F-4(a) or (b) of Exhibit F to the Distribution Agreement, to the extent not duplicative of information previously delivered to the Banks;

		(o) promptly upon the formation of any Restricted Subsidiary or Permitted Joint Venture, a written description thereof in sufficient detail satisfactory to the Banks and in the case of a Permitted Joint
Venture, copies of the joint-venture agreement and related documents (including such documents as shall be necessary or as any Bank shall request in order for such Bank to make its own determination that such Permitted Joint Venture is in compliance with the conditions contained in the definition thereof and the other restrictions pertaining thereto contained in this Agreement); and

		(p) from time to time such additional information regarding the financial position or business of ESCO, the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request; provided, that notwithstanding this or any other provision of this Agreement or any other Loan Document (i) any Bank which is a "foreign interest", as defined in relevant regulations of the Department of Defense, shall not require, will not have, and will be effectively excluded from, access to any and all classified information in the possession of any cleared facility of ESCO, the Borrower or any Specified Subsidiary, in each case to the extent prohibited by regulations of the Department of Defense, and (ii) the access of any and all of the Banks, their agents and representatives to any information shall at all times be subject to all laws and regulations of the United States with respect to national security and classified information, including without limitation Section 721 of Title VII of the Defense Production Act of 1950, as amended by
Section 5021 of the Omnibus Trade and Competitiveness
Act of 1988 and the regulations thereunder.

		SECTION 5.02. Payment of Obligations. ESCO and the Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

		SECTION 5.03.  Maintenance of Property; Insurance.
(a) ESCO and the Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

		(b) ESCO and the Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) comprehensive general liability insurance (including products/completed operations liability coverage) in an amount not less than $200,000,000 per occurrence, in the case of aircraft product liability insurance, and in an amount not less than $25,000,000 per occurrence in all other cases, and (iii) such other insurance coverage in such amounts and with respect to such risks as shall be required by the terms of any other Loan
Document or as the Required Banks may reasonably request.
All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Banks may approve in writing; provided that, as long as the Borrower obtains insurance through Emerson, Emerson shall be an acceptable insurer to the extent of its self-insurance levels unless and until the Required Banks notify the Borrower that Emerson shall no longer be an acceptable insurer due to a material adverse change in its financial condition. The Borrower will deliver to the Banks (i) on the date of the first Borrowing hereunder, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of any Bank through the Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

		SECTION 5.04. Conduct of Business and Maintenance of Existence. ESCO and the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Specified
Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that the foregoing shall not prohibit the liquidation of any Subsidiary or the merger or consolidation of any Subsidiary with any other
Person if such liquidation, merger or consolidation is expressly permitted by Section 5.13. ESCO's only business shall be the ownership of the Borrower's capital stock and activities incidental thereto.

		SECTION 5.05. Compliance with Laws. ESCO and the Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation,
ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

		SECTION 5.06. Inspection of Property, Books and Records. ESCO and the Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records (except to the extent prohibited by applicable law) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

		SECTION 5.07.  Fiscal Year.  ESCO will cause its
fiscal year to end on September 30.

		SECTION 5.08. Further Assurances. (a) ESCO and the Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action, which may be required under applicable law, or which the Required Banks or the Agent or Security
Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, including, without limitation, such actions as shall be requested (i) in order to amend or modify any of the Security Documents to reflect the changes made pursuant to this amendment and restatement or any future amendment, extension or modification to this Agreement or (ii) in order to effectuate the assignment in accordance with the Assignment of Claims Act of any Receivables intended to be included in the Borrowing Base as Eligible Government Receivables. In addition, from time to time (including promptly following the Filtertek
Acquisition), ESCO and the Borrower will, at the Borrower's cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, first priority perfected security interests with respect to such assets and properties of ESCO, the Borrower and the Subsidiaries as the Agent or the Required Banks shall reasonably designate, including, without limitation, if the Required Banks permit an additional Subsidiary under
Section 5.09, or if an additional Subsidiary is acquired as contemplated by clause (f) of Section 5.16, causing such Subsidiary to become a party to the Guarantee Agreement and the Security Agreement and pledging (or causing to be pledged) the capital stock of such Subsidiary under the Pledge Agreement; provided, that ESCO and the Borrower shall not be required to cause any Subsidiary to pledge or create a security interest in its assets or properties in violation of any applicable law or regulation; provided further, that the Borrower shall not be required to pledge or create a security interest in any of the assets of SFL, FBV, FGMBH, FSA, Filtrotec or PPD (including the capital stock of PPD), nor shall SFL, FBV, FGMBH, FSA, Filtrotec or PPD be required to become a party to the Guarantee Agreement or the Security
Agreement, and the pledge by the Borrower of the capital stock of SFL, and the pledge by Filtertek of the capital stock of FBV, FGMBH, FSA and Filtrotec shall be limited to 65% of each class of such capital stock. Such security interests and Liens will be created under security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Required Banks, and ESCO and the Borrower shall deliver or cause to be delivered to the Banks all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Required Banks shall reasonably request to evidence compliance with this
Section 5.08. ESCO and the Borrower agree to provide such evidence as the Required Banks shall reasonably request as to the perfection and first priority status of each such security interest and Lien.

		(b) The Borrower shall deliver to the Security Agent (at the Borrower's cost and expense), with respect to each property identified on Schedule 3.01(j), (i) within 90 days after the Effective Date, a title report and copies of each instrument of record identified therein as a Lien with respect to such property, (ii) on or prior to October 31, 1991, an ALTA lender's extended coverage title insurance policy from a reputable title insurance company with such endorsements as the Security Agent may reasonably require, providing coverage to the Security Agent (for the benefit of the Banks) in an amount equal to the approximate fair market value of such property (both land and improvements), insuring the Mortgage thereon as a valid, first priority
Lien on such property, free and clear of Liens (other than Liens permitted under the Loan Documents), and (iii) within 90 days after the Effective Date, a current survey of such property, certified to the Security Agent and the title company issuing the insurance policy obtained under clause (ii) above, by a surveyor licensed in the state where such property is located, showing no state of facts that materially and adversely affect the Lien of the applicable
Mortgage. In the event that any title report or survey so delivered discloses any information that, in the reasonable opinion of the Security Agent, materially impairs the Lien of any Mortgage, ESCO and the Borrower shall take, or cause to be taken, such action as the Security Agent may reasonably request in order to cure such impairment and grant, preserve, protect and perfect the Lien created or intended to be created by such Mortgage.

		(c) In the event that the condition specified in subclause (i) of clause (i) of Section 3.01 shall not have been fully satisfied prior to the Effective Date, ESCO and the Borrower shall, within 60 days after the Effective Date, deliver to the Security Agent (at the Borrower's cost and expense) all searches, copies of financing statements and evidence contemplated thereby and not delivered prior to the Effective Date. In the event that the foregoing materials disclose any Lien not permitted under the Loan Documents, the Borrower shall promptly take such remedial action as shall be required by the Security Agent, including enforcement of Emerson's undertaking referred to in subclause (ii) of clause (i) of Section 3.01.

		SECTION 5.09. Subsidiaries; Partnerships. ESCO will not have any direct Subsidiaries other than the Borrower and any Restricted Subsidiaries. The Borrower will not have any direct or indirect Subsidiaries, other than the Specified
Subsidiaries and any Subsidiaries resulting from any Investments made in accordance with clause (f) of
Section 5.16 and any Restricted Subsidiaries, all of which shall be direct Subsidiaries (except that (i) PPD shall be a direct Subsidiary of SFL, (ii) Comtrak shall be a direct
Subsidiary of SEI, (iii) EMC Test Systems shall be a limited partnership as described in the definition of "EMC Test
Systems Reorganization", (iv) Rantec shall be a direct
Subsidiary of Rantec Holding as described in the definition of "EMC Test Systems Reorganization", (v) Rantec Commercial shall be a direct Subsidiary of Rantec as described in the definition of "EMC Test Systems Reorganization", (vi) FBV,
FGMBH, Filtrotec and FDPR shall be direct subsidiaries of Filtertek and (vii) FSA shall be a subsidiary of Filtertek and FBV). Neither ESCO nor the Borrower will, and they will not permit any of their Subsidiaries to, enter into any partnership or joint venture other than EMC Test Systems and a Permitted Joint Venture. Notwithstanding anything to the contrary contained in this Section (i) Uniexcel shall be a partially-owned Subsidiary of SFL and (ii) Filtertek de
Puerto Rico S.A. may issue Class B Common Stock to certain of its senior executives.

		SECTION 5.10. Amendment of Certain Documents. Neither ESCO nor the Borrower will permit any amendment or modification to be made to, or any waiver of its rights or the rights of any Subsidiary under, any Transaction Document or any Filtertek Acquisition Document unless, in the reasonable judgment of the Required Banks, such amendment, modification or waiver does not adversely affect the Borrower or the Banks.

		SECTION 5.11.  Debt; Preferred Stock; Letters of
Credit. (a) Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, incur or at any time be liable with respect to any Debt, except:

		(i) Debt outstanding under this Agreement and the other Loan Documents;

		(ii) Debt identified in Schedule 5.11 hereto outstanding on the Effective Date (but not any renewals, extensions, refinancings or refundings of such Debt);

		(iii) Debt owed by ESCO or any Wholly-Owned
Consolidated Subsidiary of the Borrower to the Borrower
(other than Debt owed by Hazeltine to the Borrower consisting of obligations of Hazeltine in respect of the industrial revenue bonds referred to in clause (vi) below) or by the Borrower to any Wholly-Owned
Consolidated Subsidiary, and permitted under clause (b) of Section 5.16;

		(iv) Debt consisting of the obligations of the Borrower or any Subsidiary under any Rate Protection
Agreement that is a foreign currency forward exchange agreement or a foreign currency option contract, but only to the extent that such Rate Protection Agreement is entered into in order to satisfy the requirements of clause (iii) of Section 2.14(a) or (A) in connection with a contract under which a Subsidiary is to receive or make payments in, or valued by reference to, a foreign currency and (B) for the purpose of protecting against fluctuations in exchange rates by providing for the exchange of such foreign currency for Dollars in the approximate amounts and at the approximate times that payments are anticipated to be received or made under such contract;

		(v) Debt consisting of loans made by The Boatmen's National Bank of St. Louis to Southwest under the "MO
BUCKS for More Jobs" program of the State of Missouri;
provided that the aggregate principal amount of Debt at any time outstanding under this clause (v) shall not exceed $7,500,000;

		(vi) Debt consisting of obligations of Hazeltine in respect of industrial revenue bonds issued and loans provided by the State of New York or political subdivisions thereof in connection with the construction of Hazeltine's new Antenna Technology
Center in Greenlawn, New York, and the renovation of its existing facilities in Greenlawn, New York;
provided that the aggregate principal amount of Debt at any time outstanding under this clause (vi) shall not exceed $6,250,000;

		(vii) Debt evidenced by the PTI Note;

		(viii) Debt consisting of obligations as lessee which are capitalized in accordance with generally accepted accounting principles and are entered into in the ordinary course of business of such lessee; provided that the aggregate principal amount of Debt at any time outstanding under this clause (viii) shall not exceed
$2,500,000;

	    (ix) upon and after consummation of the SFL
Acquisition, the SFL Debt and PPD Debt; and

		(x) unsecured Debt of ESCO in respect of debt securities issued in a public offering registered under the Securities Act of 1933 and convertible into shares of common stock of ESCO; provided that such Debt does not mature, or require any scheduled repayment of principal, on or prior to September 30, 2000.

		(b) Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, issue any additional capital stock other than in the case of ESCO, (i) additional shares of its common stock and (ii) shares of its preferred stock issued in a public offering registered under the Securities Act of 1933 and convertible into shares of common stock of ESCO; provided that any such preferred stock shall not be subject to any mandatory redemption or repurchase provisions that would require redemption or repurchase thereof on or prior to September 30, 2000.

		(c) Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, incur or at any time be liable with respect to any obligation as an account party in respect of a letter of credit, except as an account party in respect of (i) the Letters of Credit, (ii) the Existing LOCs, (iii) the Designated Letter of Credit and
(iv) any letter of credit issued by an issuing bank that holds as collateral therefor a Letter of Credit in an amount equal to the amount of such letter of credit.

		(d) ESCO and the Borrower shall not, nor shall they permit any of their Subsidiaries to, (i) agree to any amendment or modification of the PTI Note or any of the terms or provisions of any agreement or other instrument governing or evidencing any of the Debt evidenced thereby or
(ii) directly or indirectly repurchase or prepay, in whole or in part, any such Debt.

		SECTION 5.12. Restricted Payments. Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, declare or make or agree to make, directly or indirectly, any Restricted Payment, except (i) the Borrower may pay a cash dividend to ESCO, and ESCO may pay a cash dividend to Emerson, on the Effective Date in the aggregate amount of $20,000,000; (ii) ESCO may pay cash dividends if, after giving effect to any such dividend,
(a) no Default shall have occurred and be continuing and
(b) the aggregate, cumulative dividends paid pursuant to this clause (ii) does not exceed during any fiscal year 25% of Consolidated Net Income for the next preceding fiscal year of ESCO plus additional dividends not to exceed, on a cumulative basis commencing with the Hazeltine Closing Date, the Restricted Payment Amount less any amounts paid for stock repurchases based on the Restricted Payment Amount pursuant to clause (iii) below; (iii) ESCO may purchase shares of its common stock or trust receipts representing such shares if, after giving effect to such purchase, (a) no Default shall have occurred and be continuing and
(b) aggregate Restricted Payments pursuant to this clause (iii) shall not exceed $5,000,000 during the 12-month period ending on the date of such purchase and shall not exceed $10,000,000 on a cumulative basis commencing with September 30, 1995, plus additional stock repurchases not to exceed, on a cumulative basis commencing with the Hazeltine
Closing Date, the Restricted Payment Amount less any amounts paid as cash dividends based on the Restricted Payment
Amount pursuant to clause (ii) above; (iv) the Borrower may pay cash dividends to ESCO in such amounts and at such times as shall be necessary to permit ESCO to make Restricted
Payments permitted to be paid by it hereunder and to pay expenses incurred in the ordinary course of business;
(v) the foregoing shall not prohibit the payment of Subordinated Obligations to the extent not prohibited by the Subordination Agreement or Section 5.20; and (vi) Filtertek de Puerto Rico S.A. may pay dividends on its Class B Common
Stock to its senior executive officers in an amount not to exceed $500,000 in any fiscal year.

		SECTION 5.13. Mergers, Consolidations, Acquisitions and Sales of Assets. (a) Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase or otherwise acquire (in one transaction or a series of transactions) any material assets, except that
(i) the foregoing shall not prohibit the transfer to the Borrower of the Specified Subsidiaries and other assets pursuant to the Distribution Agreement, (ii) the foregoing shall not prohibit the acquisition of assets in the ordinary course of business, (iii) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Borrower may acquire for cash consideration
(not to exceed, on a cumulative basis commencing with the Amendment and Restatement Effective Date, the excess of
(A) $10,000,000 over (B) the aggregate cumulative amount of Investments made in reliance upon clause (f) of
Section 5.16) assets constituting a business of the same general type as now conducted by the Specified Subsidiaries
(as determined in the reasonable judgment of the Borrower's
Board of Directors by a resolution, with a certified copy thereof delivered to the Agent), subject to 30 days' prior written notice to the Banks of such acquisition describing the material terms of such acquisition, the assets to be acquired and any actions necessary in order to perfect liens on such assets under the Security Documents, provided that this clause (iii) shall not be construed as permitting or restricting acquisitions of businesses through the acquisition of capital stock, which shall be subject to
Section 5.16, and (iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Wholly-Owned
Consolidated Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any Wholly-Owned Consolidated Subsidiary may merge into or consolidate with any other Wholly-Owned
Consolidated Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Consolidated Subsidiary and no person other than the Borrower or a Wholly-Owned
Consolidated Subsidiary receives any consideration and (C) the EMC Test Systems Reorganization and the Filtertek
Acquisition may be consummated.

		(b) Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, sell, assign, transfer or otherwise dispose of any asset, including any stock, without the prior written consent of the Required
Banks to such sale, assignment, transfer or disposition and the terms thereof; provided, however, that the foregoing shall not prohibit (1) the sale of (i) inventory in the ordinary course of business, (ii) used or surplus equipment in the ordinary course of business, (iii) the Scheduled Properties and (iv) other tangible personal property and real property not exceeding $10,000,000 in fair market value in any fiscal year of ESCO; provided further, however, that such sales shall be made for fair market value and solely for cash consideration, (2) the transfer of all the issued and outstanding capital stock of DCS and Vacco to the Borrower by means of a dividend declared and paid by Southwest or (3) the EMC Test Systems Reorganization or
(4) the transfer of certain assets located in Puerto Rico from Filtertek to FDPR.

		SECTION 5.14. Transactions with Affiliates. Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, directly or indirectly, (a) make any Investment in an Affiliate, except as expressly permitted under Section 5.16(b), (b) sell, lease or otherwise transfer any assets to an Affiliate, (c) purchase or acquire assets from an Affiliate, or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that
(i) the Borrower or any of its Subsidiaries may enter into any such transaction with an Affiliate if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate, (ii) the foregoing shall not prohibit the Transactions (including the processing of intercompany payables and receivables with Emerson and its subsidiaries prior to September 30, 1990, as contemplated by
Section 5.06 of the Distribution Agreement), (iii) ESCO may
Guarantee the performance of any Specified Subsidiary under any contract entered into in the ordinary course of such Specified Subsidiary's business requiring it to furnish products or services to one or more third parties and
(iv) the foregoing shall not prohibit the EMC Test Systems
Reorganization.

		SECTION 5.15.  Sale and Lease-Back Transactions.
Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any asset, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such asset or other assets which it intends to use for substantially the same purpose or purposes as the asset being sold or transferred.

		SECTION 5.16.  Investments.  Neither ESCO nor the
Borrower will, nor will they permit any of their Subsidiaries to, make or acquire any Investment in any Person other than:

		(a) Temporary Cash Investments;

		(b) additional Investments by the Borrower in ESCO or any Wholly-Owned Consolidated Subsidiary (other than a
Restricted Subsidiary) or Investments by any Wholly-
Owned Consolidated Subsidiary in the Borrower; provided that (i) such Investments are made as unsecured loans pursuant to promissory notes duly executed by ESCO, the Borrower or the applicable Subsidiary and pledged by the Borrower or the applicable Subsidiary pursuant to the Pledge Agreement, except that any such promissory note evidencing any such loan to SFL or PPD need not be pledged pursuant to the Pledge Agreement if the aggregate amount of all such loans to SFL and PPD shall not at any time exceed U.K. 2,800,000 (or its equivalent in Dollars), exclusive of accrued interest,
(ii) the Borrower shall make such loans to ESCO only in such amounts and at such times as shall be necessary to permit ESCO to make Restricted Payments permitted to be made by it hereunder and to pay expenses incurred in the ordinary course of business and (iii) any Wholly-
Owned Consolidated Subsidiary that shall be indebted to the Borrower in respect of any such loan shall not make any such loan to the Borrower;

		(c) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, an Investment by the Borrower consisting of the EMCO Acquisition (i) for consideration consisting solely of (A) cash consideration not in excess of $5,100,000 in the aggregate (which includes the amount of all trade payables and Debt to be assumed or paid in connection with the EMCO Acquisition) payable at the closing of such acquisition (or from installments from an escrow, as applicable) plus (B) an agreement to pay an additional amount (not in excess of $5,500,000 in the aggregate) approximately two years after such closing based on an earn-out formula to be agreed between the Borrower and Hart and (ii) otherwise on the terms heretofore provided to the Banks; provided that the Agent shall have received prior to such Investment
(i) a certified copy of a resolution of the Board of Directors of the Borrower that it has, in its reasonable judgment, determined that the businesses of EMCO are of the same general type as now conducted by the Specified Subsidiaries, (ii) certified copies of all agreements entered into by the Borrower (or ESCO or any of the Specified Subsidiaries) with the seller (or any affiliate of the seller) in connection with the EMCO Acquisition and (iii) notice from the Borrower describing the assets to be acquired in connection with the EMCO Acquisition and any actions necessary in order to perfect Liens on such assets under the Security
Documents; provided further that, upon consummation of the EMCO Acquisition, all outstanding shares of EMCO's capital stock shall be pledged pursuant to the Pledge
Agreement and EMCO shall take the other actions required to be taken by it pursuant to Section 5.08(a) as an additional Subsidiary;

		(d) additional Investments by ESCO or the Borrower in Rantec S.A.; provided, however, that the amount of such Investments shall not exceed 750,000 French francs unless, prior to the making of any such Investments,
(i) Rantec S.A. shall have granted to the Security
Agent for the benefit of the Banks (pursuant to the Security Agreement and any other Security Document as may be necessary or appropriate) a legal, valid and binding first priority security interest in or lien on all its assets and all actions necessary or appropriate in the sole judgment of the Security Agent (including the delivery of opinions of counsel) to perfect such security interest or lien and to assure the Agent that such security interest or lien has been created and is perfected under United States, French or other appropriate law shall have been delivered to the Security Agent and (ii) any Investment in Rantec S.A.
in excess of the above-referenced 750,000 French francs shall be made in accordance with Section 5.16(b) above;
		(e) an Investment by the Borrower consisting of the PTI Acquisition (i) for consideration consisting solely of (A) cash consideration not in excess of $20,000,000 in the aggregate (subject to adjustment in accordance with the Stock Purchase Agreement dated as of August 20, 1992, and entered into in connection therewith) plus (B) the PTI Note with a detachable warrant for the purchase of up to 500,000 shares of ESCO Common Stock (or trust receipts representing such shares) and (ii) otherwise on the terms provided to the Banks prior to August 20, 1992; provided that the Agent shall have received in connection with such Investment
(i) a certified copy of a resolution of the Board of Directors of the Borrower that it has, in its reasonable judgment, determined that the businesses of PTI are of the same general type as now conducted by the Specified Subsidiaries, (ii) certified copies of all agreements entered into by the Borrower (or ESCO or any of ESCO's Subsidiaries) with the seller (or any affiliate of the seller) in connection with the PTI
Acquisition and (iii) notice from the Borrower describing the assets to be acquired in connection with the PTI Acquisition and any actions necessary in order to perfect Liens on such assets under the Security
Documents; provided further that, upon consummation of the PTI Acquisition, all outstanding shares of PTI's capital stock shall be pledged pursuant to the Pledge
Agreement and PTI shall take all the other actions required to be taken by it pursuant to Section 5.08(a) as an additional Subsidiary;

		(f) any Investment that is not otherwise permitted by the other clauses of this Section constituting either the LRA Acquisition or an acquisition by the Borrower of all the outstanding capital stock of another corporation if (i) immediately after such Investment is made or acquired, no Default shall have occurred and be continuing, (ii) such Investment is made solely for cash consideration, (iii) immediately after such Investment is made or acquired, the aggregate cumulative amount of all Investments made in reliance upon this clause (f) after the Amendment and Restatement Effective Date does not exceed the excess of (A) $10,000,000 over (B) the sum of the aggregate, cumulative amount of consideration paid in respect of acquisitions made in reliance upon clause (iii) of
Section 5.13(a) plus the outstanding amount of loans made by the Borrower to SFL and PPD in reliance upon clause (b) above, (iv) such Investment (other than the LRA Acquisition) results in the corporation whose capital stock is acquired becoming a Wholly-Owned
Consolidated Subsidiary that is in a business of the same general type as now conducted by the Specified
Subsidiaries (as determined in the reasonable judgment of the Borrower's Board of Directors by a resolution, with a certified copy thereof delivered to the Agent),
(v) 30 days' prior written notice of such Investment is given to the Banks describing the material terms of such Investment, the assets to be acquired through such Investment and any action necessary in order to perfect
Liens on such assets under the Security Documents and
(vi) all the capital stock of the corporation acquired as a result of such Investment, including all shares of LRA's preferred stock acquired in connection with the LRA Acquisition, shall be pledged pursuant to the Pledge Agreement and such corporation shall, upon such acquisition, take all other actions required to be taken by it pursuant to Section 5.08(a) as an additional Subsidiary;

		(g) an Investment by the Borrower consisting of the SFL Acquisition (i) pursuant to (A) payment of cash consideration for the shares of SFL, including related non-competition payments and payments to guarantors, of not more than the foreign currency equivalent of $4,500,000 plus (B) the assumption, purchase or payment of certain long-term debt and related accrued interest that would constitute SFL Debt in an amount not to exceed the foreign currency equivalent of $4,000,000 and (ii) otherwise on the terms provided to the Banks prior to November 30, 1993; provided that the Agent shall have received in connection with such Investment
(i) a certified copy of a resolution of the Board of Directors of the Borrower that it has, in its reasonable judgment, determined that the businesses of SFL and PPD are of the same general type as now conducted by the Specified Subsidiaries and
(ii) certified copies of all agreements entered into by ESCO (or the Borrower or any of ESCO's Subsidiaries) with the sellers (or any affiliate of the sellers) in connection with the SFL Acquisition; provided further that, upon consummation of the SFL Acquisition, sixty-five percent (65%) of all the outstanding shares of each class of capital stock of SFL shall be pledged pursuant to the Pledge Agreement;

		(h) an Investment by SFL consisting of (i) the Uniexcel Investment and (ii) additional Investments in
Uniexcel in an amount which, in the aggregate, shall not exceed $250,000; provided that (i) both the Uniexcel Investment and any additional Investments in Uniexcel shall be in accordance with the terms previously disclosed to the Agent and the Banks in a letter dated August 1, 1994 from ESCO to the Agent and the Banks and (ii) any additional Investments in Uniexcel in accordance with the terms hereof shall be included in the computation of the aggregate cumulative amount of all Investments permitted under
Section 5.16(f)(iii);

		(i) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, an Investment by Rantec consisting of the MD&M Acquisition (i) for consideration consisting solely of cash not in excess of $4,000,000 in the aggregate payable at the closing of such acquisition
(or from installments from an escrow, as applicable) and (ii) otherwise on the terms heretofore provided to the Banks; provided that the Agent shall have received prior to such Investment (i) a certified copy of a resolution of the Board of Directors of each of the Borrower and Rantec that it has, in its reasonable judgment, determined that the businesses of MD&M are of the same general type as now conducted by the Specified
Subsidiaries, (ii) certified copies of all agreements entered into by the Borrower (or ESCO or any of the Specified Subsidiaries) with MD&M (or any affiliate of MD&M) in connection with the MD&M Acquisition and
(iii) notice from the Borrower describing the assets to be acquired in connection with the MD&M Acquisition and any actions necessary in order to perfect Liens on such assets under the Security Documents;

		(j) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, Investments by the Borrower and the Specified Subsidiaries resulting from the EMC Test
Systems Reorganization; and

		(k) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, an Investment on the Amendment and Restatement Effective Date consisting of the Filtertek
Acquisition on the terms and conditions set forth in the Filtertek Acquisition Documents.

		SECTION 5.17. Negative Pledge. Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except
Liens granted under the Security Documents and except:

		(a) any Lien existing on any asset (other than an asset subject to a security interest granted under the Pledge Agreement or the Security Agreement) prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

		(b) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings;

		(c) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;

		(d) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith;

		(e) Liens arising under the regulations of any Governmental Authority in connection with any procurement contract entered into with such Governmental Authority providing for progress payments, provided that such Liens attach only to inventory to be sold under such contract;

		(f) Liens identified on Schedule 5.11 hereto securing Debt identified on such Schedule;

		(g) Liens arising in the ordinary course of its business which (i) do not attach to any asset subject to a security interest granted under the Pledge
Agreement or the Security Agreement, (ii) do not secure
Debt or any other monetary obligation and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

		(h) Liens represented by capitalized leases permitted under Section 5.11(a)(viii);

		(i) cash and Temporary Cash Investments deposited with or pledged to The Boatmen's National Bank of St. Louis to secure Debt outstanding under clause (v) of Section 5.11(a); provided that the aggregate principal amount of such cash and Temporary Cash
Investments shall not exceed the proceeds of such Debt;

		(j) Liens on Hazeltine's interests in the real property and improvements thereon located in Greenlawn, New York, and referred to in clause (vi) of
Section 5.11(a); provided that such Liens secure only the obligations of Hazeltine in respect of the industrial revenue bonds identified in such clause (vi);

		(k) cash deposited with or pledged to the issuer of the Designated Letter of Credit; provided that the aggregate amount of such cash shall not exceed the amount of the Designated Letter of Credit; and

		(l) Liens on assets of SFL and PPD securing SFL Debt and PPD Debt; provided that such Liens were created prior to the SFL Acquisition and not in contemplation thereof.

		SECTION 5.18. Use of Proceeds and Letters of Credit. The proceeds of the Loans made under this Agreement will be used by the Borrower only for the purposes set forth in the preamble to this Agreement, except that the proceeds of the Term Loans representing the incremental increase in the Term
Loans on the Amendment and Restatement Effective Date will be used by the Borrower to pay consideration payable in connection with the Filtertek Acquisition and related fees and expenses. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin
Stock. The Letters of Credit will be used by the Borrower only for general corporate purposes in the ordinary course of business of the Borrower and its Subsidiaries and, subject to Section 5.20, to provide Adequate Collateral (as defined in the Distribution Agreement) pursuant to the Distribution Agreement.

		SECTION 5.19. Grants of Negative Pledges or Dividend Restrictions. Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, agree to or become bound by any agreement or other arrangement that would restrict or impair (i) the ability of ESCO, the Borrower and its Subsidiaries to grant to the Security Agent a Lien on any of their respective properties or assets pursuant to
Section 5.08 or (ii) the ability of any Subsidiary of the Borrower to pay dividends on its capital stock.

		SECTION 5.20. Certain Contract Payments. Neither ESCO nor the Borrower will, nor will they permit any of their Subsidiaries to, (a) refund any progress payments received under any Exposed Government Contract upon any termination of such Exposed Government Contract for default or alleged default or under any threat thereof, (b) make any payment to Emerson or any affiliate thereof in respect of any claims made by Emerson or any such affiliate (under the Distribution Agreement or otherwise) as a result of any liability arising out of its guarantee or other obligations in respect of a Guaranteed Contract (as defined in the Distribution Agreement), (c) make any payment to an issuing bank (other than an Issuing Bank hereunder) in respect of a claim for reimbursement arising out of a draw on a letter of credit supporting a Guaranteed Contract or (d) use any Letter of Credit to provide Adequate Collateral (as defined in the Distribution Agreement) pursuant to the Distribution Agreement, unless (i) the amount to be paid in respect of such claimed refund or payment or the amount of such Letter of Credit does not exceed (A) the amount of cash and Temporary Cash Investments then held by the Borrower, minus
(B) the aggregate outstanding principal amount of Working
Capital Loans and the Letter of Credit Exposure plus
$5,000,000, or (ii) after giving effect to such refund or payment or the issuance of such Letter of Credit, the ratio of (A) Cash Available For Cash Charges (for the period of four consecutive fiscal quarters, or shorter period commencing with October 1, 1990, ended at the date of ESCO's most recent balance sheet made available to the Banks pursuant to Section 5.01) minus the amount of such refund, payment or Letter of Credit (and the amount of all other such refunds and payments made and such Letters of Credit issued since the date of such balance sheet), to (B) Cash
Charges (for the period of four consecutive fiscal quarters, or shorter period commencing with October 1, 1990, ended at the date of such balance sheet), would not be less than (1)
1.10 to 1.00, if the date of such balance sheet shall be September 30, 1991, or earlier, (2) 1.40 to 1.00, if the date of such balance sheet shall be after September 30, 1991, and on or prior to September 30, 1992, (3) 1.20 to 1.00, if the date of such balance sheet shall be after September 30, 1992, and on or prior to September 30, 1993, or (4) 1.35 to 1.00, if the date of such balance sheet shall be after September 30, 1993.

		SECTION 5.21.  Coverage Ratio.  At each March 31,
June 30, September 30 and December 31, commencing June 30,
1995, the ratio of (i) Consolidated Adjusted EBIT to
(ii) Consolidated Adjusted Interest Expense, in each case for the period of four consecutive fiscal quarters then ended, will not be less than 2.00 to 1.00 at each such date;
provided that, for purposes of determining such ratio for any period that includes either or both of the two fiscal quarters ended June 30 and September 30, 1996, Consolidated
Adjusted EBIT shall be determined excluding (to the extent otherwise included therein) the Excluded Items.

		SECTION 5.22. Minimum Consolidated Adjusted Tangible Net Worth. Consolidated Adjusted Tangible Net Worth will not at any date be less than the sum of (i) $130,000,000 plus (ii) the aggregate amount of increases to Consolidated
Adjusted Tangible Net Worth attributable to the issuance of additional equity securities or receipt of capital contributions subsequent to September 30, 1991, and prior to such date plus (iii) after September 30, 1991, if positive,
(x) 75% of Consolidated Adjusted Net Income from October 1,
1991 to September 30, 1993 (treated as a single accounting period) and (y) 50% of Consolidated Adjusted Net Income thereafter for the period from October 1, 1993 to such date
(treated as a single accounting period) minus (iv) the aggregate amount that Consolidated Adjusted Tangible Net
Worth is reduced as a result of repurchases of ESCO capital stock or the payment of any cash dividends to the holders of ESCO capital stock pursuant to clause (ii) or (iii) of
Section 5.12, but only to the extent made in reliance upon the Restricted Payment Amount.

		SECTION 5.23. Leverage Ratio. The Leverage Ratio will not exceed (i) 0.70 to 1.00 at any date on or prior to September 30, 1997, (ii) 0.60 to 1.00 at any date on or after October 1, 1997 and prior to October 1, 1998, or
(iii) 0.50 to 1.00 at any date on or after October 1, 1998.


	ARTICLE VI

	DEFAULTS

		SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

		(a) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder or under any other Loan
Document;

		(b) ESCO or the Borrower shall fail to observe or perform any covenant contained in Section 5.01(g) or
5.07 or in Sections 5.09 to 5.23, inclusive;

		(c) ESCO or the Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

		(d) any representation, warranty, certification or statement made (or deemed made) by ESCO or the Borrower or any Subsidiary in any Loan Document or by Emerson, ESCO, the Borrower or any Subsidiary in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made
(or deemed made);

		(e) ESCO or the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt
(other than the Notes) when due or within any applicable grace period;

		(f) any event or condition shall occur which results in the acceleration of the maturity of any Material
Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or to terminate any commitment to lend such Debt;

		(g) Emerson or any subsidiary thereof shall for any reason (other than payment or performance in accordance with its terms) cease to be liable under its guarantees with respect to any Guaranteed Contract (as defined in the Distribution Agreement);

		(h) ESCO, the Borrower or any Subsidiary (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) shall make a general assignment for the benefit of creditors, or (iv) shall fail generally or admit in writing its inability to pay its debts as they become due, or (v) shall take any corporate action to authorize any of the foregoing;

		(i) an involuntary case or other proceeding shall be commenced against ESCO, the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against ESCO, the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

		(j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a Reportable Event or Reportable Events shall have occurred with respect to a Material Plan and the Agent shall have notified the Borrower that the Required Banks have made a determination that, on the basis of such Reportable
Event or Reportable Events, there are reasonable grounds for the termination of such Material Plan by the PBGC or for the appointment by an appropriate
United States district court of a trustee to administer such Material Plan and any such Reportable Event shall be continuing 10 days after such notice;

		(k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against ESCO, the Borrower, any Subsidiary or any combination thereof and shall continue unsatisfied and unstayed for a period of 10 days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of ESCO, the Borrower or any Subsidiary to enforce any such judgment;

		(l) a Change of Control shall occur; or

		(m) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by ESCO, the Borrower or any Subsidiary not to be, a valid, perfected, first priority security interest in respect of any material amount of collateral, except as expressly permitted under the Loan Documents and except as a result of an act or omission of the Security Agent, the Agent or any Bank;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon and all other amounts payable hereunder) to be, and the Notes (together with accrued interest thereon and all other amounts payable hereunder) shall thereupon become, immediately due and payable (in whole or, at the option of the Banks, in part) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) if requested by Banks having more than 50% of the Letter of Credit Exposure, require cash collateral as contemplated by Section 2.14(j) in an amount not exceeding the Letter of Credit Exposure, (iv) exercise and direct the Security Agent to exercise remedies available under the Guarantee Agreement, the Security Documents or otherwise, as requested by the Required Banks, or (v) take any combination of the foregoing actions; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon and all other amounts payable hereunder) shall become immediately due and payable (in whole) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

		SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank, and shall thereupon notify all the Banks thereof.


	ARTICLE VII

	THE AGENT, SECURITY AGENT AND ISSUING BANK

		SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each of the Agent, the Security Agent and the Issuing Banks (each being referred to as an "Agent" for purposes of this Article VII) to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan
Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

		SECTION 7.02. Agent and Affiliates. Each Bank that is an Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each such Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent.

		SECTION 7.03. Action by Agent. The obligations of any Agent under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

		SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

		SECTION 7.05. Liability of Agent. Neither any Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or all the Banks, as applicable) or
(ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of ESCO, the Borrower or any Subsidiary;
(iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

		SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by such Agent hereunder or thereunder.

		SECTION 7.07.  Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Without limiting the generality of the foregoing, each Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank, or any other Bank, made its own determination that it is not required under applicable law and regulations in the context of the transactions contemplated hereby to obtain any real estate appraisal.

		SECTION 7.08. Successor Agent. Any Agent (other than an Issuing Bank in respect of Letters of Credit issued by it) may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor to such Agent. If no successor to such Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which, in the case of the Agent under this Agreement, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as an Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations. After any retiring Agent's resignation, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

		SECTION 7.09. Agents Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.

		SECTION 7.10. Sub-Agents. Each Agent (other than an Issuing Bank) may perform any of its obligations and exercise any of its rights under the Loan Documents by or through sub-agents. The provisions of this Article VII shall inure to the benefit of any sub-agent of any Agent in the same manner and to the same extent as they inure to the benefit of such Agent.


	ARTICLE VIII

	CHANGE IN CIRCUMSTANCES

		SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

		(a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

		(b) Banks having 50% or more of the aggregate amount of the Commitments of the applicable Class advise the Agent that the Adjusted CD Rate or the Adjusted London
Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD
Loans or Euro-Dollar Loans, as the case may be, for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate
Borrowing.

		SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-
Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar
Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate
Loan.

		SECTION 8.03.  Increased Cost and Reduced Return.
(a) If on or after the Effective Date the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or any Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

		(i) shall subject any Bank (or its Applicable Lending Office) or any Issuing Bank to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or participate in Letters of Credit or, in the case of an Issuing Bank, its Letters of Credit or its obligation to issue Letters of Credit, or in the case of a Bank, its Back-up LOCs or its obligation to issue Back-up
LOCs or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) or any Issuing Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans or participate in Letters of Credit or, in the case of an Issuing Bank, its fees in respect of its Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office or such Issuing Bank, as the case may be, imposed by the jurisdiction in which such Bank's or Issuing Bank's principal executive office or the Applicable Lending
Office is located); or

		(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement
(including , without limitation, any such requirement imposed by the Board of Governors of the Federal
Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable
Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending
Office) or any Issuing Bank or shall impose on the Bank
(or its Applicable Lending Office) or any Issuing Bank or on the United States market for certificates of deposit or the London interbank market, as applicable, any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or participate in Letters of Credit or, in the case of an Issuing Bank, its Letters of Credit or its obligation to issue Letters of Credit or in the case of a Bank, its Backup LOCs or its obligation to issue Backup LOCs;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) or Issuing Bank, as the case may be, of making or maintaining any Fixed Rate Loan or issuing, participating in or maintaining any Letter of Credit, or issuing or maintaining any Back-up LOC, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or Issuing Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank or Issuing Bank to be material, then, within 15 days after demand by such Bank or Issuing Bank (with a copy to the Agent), the Borrower shall pay to such Bank or Issuing Bank such additional amount or amounts as will compensate such Bank or Issuing Bank for such increased cost or reduction.

		(b)  If any Bank or Issuing Bank shall have
determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank or Issuing Bank (or its Parent) as a consequence of such Bank's or Issuing Bank's obligations hereunder or under its Letters of Credit or Back-up LOCs, as the case may be to a level below that which such Bank or Issuing Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Issuing Bank to be material, then from time to time, within 15 days after demand by such Bank or Issuing Bank (with a copy to the Agent), the Borrower shall pay to such Bank or Issuing Bank such additional amount or amounts as will compensate such Bank or Issuing Bank (or its Parent) for such reduction.

		(c) Each Bank and Issuing Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank or Issuing Bank to compensation pursuant to this Section and, in the case of a Bank, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank or Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank or Issuing Bank may use any reasonable averaging and attribution methods.

		SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any
Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

		(a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

		(b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay
Fixed Rate Loans shall be applied to repay its Base
Rate Loans instead.

Notwithstanding the foregoing, any election by the Borrower in accordance with this Section 8.04 shall not affect the Borrower's obligations under Section 8.02 and Section 8.03.

		SECTION 8.05. HLT Classification. (a) If, after the Effective Date, the Agent determines that, or the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction"
(an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Borrower and the other Banks. Thereupon, the Agent, the Banks and the Borrower shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and Banks holding more than 50% in aggregate amount of the outstanding Loans, Letter of Credit Exposure and unused Commitments agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in
Section 9.05 without the necessity of approval by the Required Banks. If the Borrower and Banks holding more than 50% in aggregate amount of the outstanding Loans, Letter of Credit Exposure and unused Commitments fail to so agree within 45 days after notice is given by the Agent as provided above, then the Agent shall, if requested by Banks holding 50% or more in aggregate amount of the outstanding
Loans, Letter of Credit Exposure and unused Commitments, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate and the Borrower shall repay each outstanding Loan at the end of the Interest Period applicable thereto. The Banks acknowledge that an HLT Classification is not a Default.

		(b) The Borrower and the Banks recognize that applicable regulations or guidelines of Governmental Authorities may require the Agent to determine whether an HLT Classification should be made and that such determination may be binding upon the Borrower and the Banks. The Borrower and the Banks understand that any such determination will be made solely by the Agent based upon such factors (which may include the Agent's internal policies and prevailing market practices) as the Agent shall deem relevant and agree that the Agent shall have no liability for the consequences of any such determination.


	ARTICLE IX

	MISCELLANEOUS

		SECTION 9.01. Notices. (a) All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(w) in the case of ESCO, the Borrower or the Agent, at its address or telecopy number set forth on the signature pages hereof, (x) in the case of any Bank, at its address or telecopy or telex number set forth in its Administrative
Questionnaire, (y) in the case of the Security Agent, at Morgan Guaranty Trust Company of New York, Delaware Branch,
902 Market Street, Wilmington, Delaware 19801, Attention of
Loan Department (telecopy number: (302) 652-7416) or (z) in the case of any party, at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower; provided that copies of any notice of Default given to the Borrower shall also be sent to the attention of the Borrower's
General Counsel (at the address or telecopy number of the Borrower set forth on the signature pages hereof) and to Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis,
Missouri 63102, Attention of John G. Boyle, Esq., provided, further, that any failure or delay in the delivery of any notice pursuant to the foregoing proviso shall not affect the validity of any notice given to the Borrower in accordance herewith. Each such notice, request or other communication shall be effective (i) if given by telecopy or telex, when such telecopy or telex is transmitted to the telecopy or telex number specified in this Section and the appropriate confirmation of receipt or answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

		(b) Payments to be made to the Agent hereunder shall be made to it at its address set forth on the signature pages hereof or at such other address as the Agent may specify for the purpose by notice to the Borrower and the Banks.

		SECTION 9.02. No Waivers. No failure or delay by the Agent, the Security Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

		SECTION 9.03.  Expenses; Documentary Taxes;
Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, the Security Agent and (in the case of expenses relating to the issuance of a Letter of Credit) each Issuing Bank, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Security Agent, any Issuing Bank or (in the case of expenses of collection and other enforcement proceedings) any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

		(b) The Borrower agrees to indemnify the Agent, the Security Agent, each Issuing Bank and each Bank and hold the Agent, the Security Agent, each Issuing Bank and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent, the Security Agent or any Issuing Bank in connection with its actions as such) in connection with any investigative, administrative or judicial proceeding (whether or not the Agent, the Security Agent or such Issuing Bank or such Bank shall be designated a party thereto) relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that neither the Agent, the Security Agent nor any Issuing
Bank or any Bank shall have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction.

		SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of its claims in respect of Letter of Credit Disbursements and principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of claims in respect of Letter of Credit
Disbursements and principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the claims in respect of Letter of Credit
Disbursements and Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of claims in respect of Letter of Credit
Disbursements and of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents. The
Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Letter of Credit or Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

		SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed or otherwise approved in writing by ESCO, the Borrower and the Required Banks (and, if the rights or duties of the Agent, the Security Agent or any Issuing Bank are affected thereby, by the Agent, the Security Agent or such Issuing Bank, as the case may be);
provided that no such amendment or waiver shall, unless signed by all the Banks affected thereby, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, the reimbursement obligation of the Borrower in respect of any Letter of Credit Disbursement or any fees hereunder, (iii) postpone the date fixed for any payment of principal of any Loan under Section 2.08(a) or (b), for any reimbursement in respect of any Letter of Credit
Disbursement under Section 2.14(g), for any payment of interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) permit the release of any material amount of collateral under any Security Document (except as provided therein), (v) limit or release the Guarantee Agreement, (vi) amend or modify the provisions of this Section 9.05 or the definition of "Required Banks" or (vii) change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes, the percentage of the Letter of Credit Exposure or the number of Banks which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement;
provided further that no such amendment or waiver shall, unless signed by each Issuing Bank and each Bank, amend or modify the definition of "Alternative Letter of Credit
Currency" or "Permitted Letter of Credit Currency" or change the currencies in which Letters of Credit may be issued hereunder or payments are required to be made hereunder.

		SECTION 9.06.  Successors and Assigns.  (a)  The
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither ESCO nor the Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

		(b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitment or its Loans or its participations in Letters of Credit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VIII and Section 2.11 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

		(c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which consent shall not be unreasonably withheld) of the Borrower and the Agent (and, in the case of an assignment of any Working Capital Commitment, the Issuing
Banks); provided that (i) each such assignment shall be in a minimum amount of $5,000,000, (ii) each such assignment shall be of a constant, and not a varying, percentage of all such transferor Bank's rights and obligations under this Agreement and the Notes, (iii) if there exists a Default or an Event of Default, no such consent of the Borrower shall be required and (iv) if an Assignee is a Bank or an affiliate of a Bank, no such consent shall be required.
Upon execution and delivery of such an instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, delivery to the Agent of an executed copy of such instrument and payment to the Agent by the Assignee of a processing fee of $2,000, then such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the effective date of any such assignment, Schedule I shall be deemed amended to reflect such assignment. Upon the consummation of any assignment pursuant to this subsection (c), the transferor
Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, on or prior to the date on which it becomes a Bank party to this Agreement, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.13.

		(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

		(e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

		SECTION 9.07.  Collateral.  Each of the Banks
represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

		SECTION 9.08. Waiver of Trial by Jury. Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby.

		SECTION 9.09. New York Law. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE LAW OF THE STATE OF NEW YORK.

		SECTION 9.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

		SECTION 9.11. Confidentiality. Any information disclosed by the Borrower to the Agent or any of the Banks, which is either non-public financial information or designated proprietary or confidential at the time of receipt thereof by the Agent or such Bank, shall be used solely for purposes of this Agreement and, if such information is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its independent accountants and legal counsel
(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, including in connection with examinations by regulatory authorities, (iii) pursuant to any mandatory court order, subpoena or other legal process,
(iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Borrower which permits such disclosure, (vi) in connection with the enforcement of any Loan Document or
(vii) subject to an agreement containing provisions substantially the same as those of this Section, to any Participant in or Assignee of, or prospective Participant in or Assignee of, any Loan or Commitment or participation in any Letter of Credit.

		SECTION 9.12. Conflicts. The Loan Documents shall be construed to the fullest extent possible in such manner as shall avoid any conflict among the provisions thereof;
however, in the event of any clear conflict between the terms of this Agreement and the terms of any other Loan
Document, the terms of this Agreement shall control.

		SECTION 9.13.  Rates and Fees Unaffected Prior to
Amendment and Restatement Effective Date. Accrued interest and fees under the Original Credit Agreement prior to the Amendment and Restatement Effective Date shall not be affected by this Agreement; provided that interest rates and fees accruing on and after the Amendment and Restatement
Effective Date shall be calculated in accordance with, and after giving effect to, this Agreement.

		SECTION 9.14. Survival of Agreement. All covenants, agreements, representations and warranties made by ESCO and the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans and the Letters of Credit, regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid or so long as the Commitments have not been terminated.

		SECTION 9.15. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

		SECTION 9.16. Currencies. (a) Each Loan hereunder shall be made in Dollars and each payment of principal of and interest on each Loan, and each payment of fees hereunder and of any other amount payable hereunder or under any other Loan Document shall be payable in Dollars, except that amounts expressly provided in Section 2.14(l) to be payable in an Alternative Letter of Credit Currency shall be payable in such currency as provided therein.

		(b) The Borrower's obligations hereunder and under the other Loan Documents to make payments in Dollars or in any Alternative Letter of Credit Currency (the "Obligation
Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation
Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, an Issuing
Bank or a Bank of the full amount of the Obligation Currency expressed to be payable to the Agent, such Issuing Bank or such Bank under this Agreement or the other Loan Documents.
 If, for the purpose of obtaining or enforcing judgment against the Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment
Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency
Equivalent or Dollar Equivalent, in the case of any Alternative Letter of Credit Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Agent or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent) determined, in each case, as of the Domestic Business Day immediately preceding the day on which the judgment is given (such Domestic Business
Day being hereinafter referred to as the "Judgment Currency
Conversion Date").

		(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

		(d)  For purposes of determining the Alternative
Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.


		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


ESCO ELECTRONICS CORPORATION,

by

  Name:  Donald H. Nonnenkamp
  Title:  Vice President &
          Treasurer

  8888 Ladue Road
  Suite 200
  St. Louis, Missouri 63124
  Telecopy: (314) 213-7250


DEFENSE HOLDING CORP.,

by

  Name:  Philip M. Ford
  Title:  Senior Vice President &
          CFO

  8888 Ladue Road
  Suite 200
  St. Louis, Missouri 63124
  Telecopy: (314) 213-7250


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Agent,

by

  Name:
  Title:

 60 Wall Street
  New York, New York 10260
  Attention of Kevin J. O'Brien
  Telephone: (212) 648-9974
  Telecopy: (212) 648-5018



MORGAN GUARANTY TRUST COMPANY OF
NEW YORK,

by

  Name:
  Title:


THE BOATMEN'S NATIONAL BANK OF
ST. LOUIS,

by

  Name:
  Title:


THE BANK OF NEW YORK,

  by

  Name:
  Title:



THE BANK OF NOVA SCOTIA,

by

  Name:
  Title:



THE SUMITOMO BANK, LIMITED,

by

  Name:
  Title:

by

  Name:
  Title:



FIRST UNION NATIONAL BANK OF NORTH
CAROLINA,

by

  Name:
  Title:



SANWA BUSINESS CREDIT CORPORATION,

by

  Name:
  Title:



	SCHEDULE 1



	Commitments




Name of Bank
Working
Capital
Commitment


Term
Commitment

Total
Commitment
Percentage of
Total
Commitment

Morgan Guaranty Trust
Company of New York

$17,143,000

  $12,857,000

$30,000,000

21.43%

The Boatmen's National
Bank of St. Louis

$16,000,000

   $12,000,000

$28,000,000

20.00%

Sanwa Business Credit
Corporation

$12,000,000

  $9,000,000

$21,000,000

15.00%

The Bank of New York
$13,143,000
$9,857,000
$23,000,000
16.43%
The Bank of Nova Scotia

$8,000,000

   $6,000,000

$14,000,000

10.00%
First Union National
Bank of North Carolina

$8,000,000

$6,000,000

$14,000,000

10.00%

The Sumitomo Bank
Limited

$5,714,000

  $4,286,000

$10,000,000

7.14%
	TOTAL ............
$ 80,000,000
$ 60,000,000
$140,000,000
100%




     */ The Table of Contents is not a part of this Agreement.








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